                                                                     EXHIBIT 4.3

                                                                  EXECUTION COPY

================================================================================

                         SPARE PARTS SECURITY AGREEMENT

                                      from

                             AMERICAN AIRLINES, INC.

                                       to

                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                                as Security Agent

                          Dated as of February 5, 2004

================================================================================

                                                  Spare Parts Security Agreement


                                Table of Contents

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                                    ARTICLE I

                      DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1   Definitions....................................................    2
Section 1.2   Rules of Construction..........................................    2

                                   ARTICLE II

                                SECURITY INTEREST

Section 2.1   Grant of Security Interest.....................................    2

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

Section 3.1   Organization; Qualification....................................    6
Section 3.2   Corporate Authorization........................................    6
Section 3.3   No Violation...................................................    6
Section 3.4   Approvals......................................................    7
Section 3.5   Valid and Binding Agreements...................................    7
Section 3.6   Registration and Recordation...................................    7
Section 3.7   The Company's Location.........................................    7
Section 3.8   Compliance with Laws...........................................    7
Section 3.9   Broker's Fees..................................................    8
Section 3.10  Section 1110...................................................    8
Section 3.11  Security Interest..............................................    8

                                   ARTICLE IV

                                    COVENANTS

Section 4.1   Notice of Change of Location...................................    8
Section 4.2   Use, Possession and Designated Locations.......................    8
Section 4.3   Permitted Sale or Dispositions.................................   10
Section 4.4   Certain Assurances.............................................   10
Section 4.5   Obligations Under Other Operative Documents....................   11
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                                                  Spare Parts Security Agreement

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                                Table of Contents
                                   (continued)

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                                    ARTICLE V

                                    INSURANCE

Section 5.1   Application of Insurance Proceeds..............................   11
Section 5.2   Application of Payments During Existence of a Special Default
              or Event of Default............................................   12

                                   ARTICLE VI

                                    REMEDIES

Section 6.1   Remedies.......................................................   12
Section 6.2   Application of Proceeds........................................   15
Section 6.3   Obligations of Company Not Affected by Remedies................   15
Section 6.4   Remedies Cumulative............................................   15
Section 6.5   Discontinuance of Proceedings..................................   16
Section 6.6   Waiver of Past Defaults........................................   16
Section 6.7   Security Agent Authorized to Execute Bills of Sale, Etc........   16

                                   ARTICLE VII

                                 CASH COLLATERAL

Section 7.1   Maintaining the Cash Collateral................................   17
Section 7.2   Investing of Cash Collateral...................................   17
Section 7.3   Release of Cash Collateral.....................................   18
Section 7.4   Information to the Trustee.....................................   19

                                  ARTICLE VIII

                                 SECURITY AGENT

Section 8.1   Security Agent.................................................   19
Section 8.2   Replacement of Security Agent..................................   19
Section 8.3   Successor Security Agent by Merger, Etc........................   20
Section 8.4   Appointment of Additional and Separate Security Agents.........   20

                                   ARTICLE IX

                                  MISCELLANEOUS

Section 9.1   Termination....................................................   22
Section 9.2   Benefits of Security Agreement Restricted......................   23
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                                                  Spare Parts Security Agreement

                                       ii
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                                Table of Contents
                                   (continued)

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Section 9.3   Certificates and Opinions of Counsel; Statements to be
              Contained Therein; Basis Therefor..............................   23
Section 9.4   Appraiser's Certificate........................................   23
Section 9.5   Notices; Waiver................................................   23
Section 9.6   Amendments, Etc................................................   24
Section 9.7   No Waiver......................................................   24
Section 9.8   Conflict with Trust Indenture Act of 1939......................   25
Section 9.9   Successors and Assigns.........................................   25
Section 9.10  GOVERNING LAW..................................................   25
Section 9.11  Effect of Headings.............................................   25
Section 9.12  Counterpart Originals..........................................   25
Section 9.13  Severability...................................................   26
Section 9.14  Survival Provisions............................................   26
Section 9.15  Bankruptcy.....................................................   26
Section 9.16  No Legal Title to Spare Parts Collateral in Noteholders........   26

SCHEDULE 1    DESIGNATED LOCATIONS

APPENDIX I    DEFINITIONS APPENDIX

EXHIBIT A     FORM OF SUPPLEMENTAL SECURITY AGREEMENT (TO ADD DESIGNATED
              LOCATIONS)


                                                  Spare Parts Security Agreement

                         SPARE PARTS SECURITY AGREEMENT

      SPARE PARTS SECURITY AGREEMENT, dated as of February 5, 2004, by and between (i) AMERICAN AIRLINES, INC., a Delaware corporation (the "Company"), and
(ii) U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as agent (the "Security Agent") for U.S. Bank Trust National Association, in its capacity as trustee (the "Trustee") under the Indenture, dated as of the date hereof, among the Company, the Trustee and Citibank, N.A., as Class A Liquidity Provider (the "Class A Liquidity Provider").

                                    RECITALS

      WHEREAS, the Company, which is a certificated air carrier under Section 44705 of title 49 of the U.S. Code, the Trustee and the Class A Liquidity Provider have entered into the Indenture, providing for the issuance of certain Notes; and

      WHEREAS, in order to secure the payment of the principal amount of and interest on the Notes and all other Obligations of the Company under the Indenture, the Notes, the Collateral Maintenance Agreement, and the other Operative Documents, the Company has agreed to grant a security interest in certain Spare Parts, Appliances and other Collateral, as provided for herein; and

      WHEREAS, Schedule 1 to this Agreement specifically describes the locations at which such Spare Parts and Appliances covered by the security interest of this Agreement may be maintained by or on behalf of the Company, and Section 4.2(b) of this Agreement provides for the designation of additional locations pursuant to Supplemental Security Agreements; and

      WHEREAS, the Company and the Security Agent wish to set forth herein their respective rights, liabilities and obligations with respect to the Spare Parts Collateral.

      NOW, THEREFORE, in consideration of the premises and other benefits to the Company, the receipt and sufficiency of which are hereby acknowledged, the Company and the Security Agent agree as follows:

                                                  Spare Parts Security Agreement

                                   ARTICLE I

                      DEFINITIONS AND RULES OF CONSTRUCTION

      Section 1.1 Definitions. Capitalized terms used above or hereinafter and not otherwise defined herein shall have the meanings ascribed to such terms in
Section 1 of the Definitions Appendix attached hereto as Appendix I, which shall be part of this Spare Parts Security Agreement as if fully set forth in this place. Unless otherwise defined in this Spare Parts Security Agreement or in
Section 1 of the Definitions Appendix, terms defined in Article 8 or 9 of the UCC as in effect in the State of New York (the "NY UCC") are used in this Spare Parts Security Agreement as such terms are defined in such Article 8 or 9 of the NY UCC.

      Section 1.2 Rules of Construction. The rules of construction for this Spare Parts Security Agreement are set forth in Section 2 of the Definitions Appendix.

                                   ARTICLE II

                                SECURITY INTEREST

      Section 2.1 Grant of Security Interest. To secure the prompt payment of the principal amount of, interest on, and Make-Whole Amount or other premium, if any, with respect to, all Notes from time to time Outstanding under the Indenture according to their tenor and effect, and the prompt payment of all other amounts from time to time owing by the Company under, and the performance and observance by the Company of all the agreements, covenants and provisions contained in, the Indenture, the Notes, this Spare Parts Security Agreement, the Collateral Maintenance Agreement, and the other Operative Documents (collectively, the "Obligations"), for the benefit of the Holders and each of the Indemnitees, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Notes by the Holders thereof, and for other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Company has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Security Agent, its successors in trust and permitted assigns, for the security and benefit of, the Holders and each of the Indemnitees, a first priority security interest in and mortgage lien on all right, title and interest of the Company in, to and under the following described property, rights and privileges, whether now owned or hereafter acquired (which, collectively, together with

                                                  Spare Parts Security Agreement
all property hereafter specifically subject to the Lien of this Spare Parts Security Agreement by the terms hereof or any supplement hereto, are included within, and are referred to as, the "Spare Parts Collateral"), to wit:

            (1) all Rotables first placed in service after October 22, 1994 and currently owned or hereafter acquired by the Company that are (a) appropriate for incorporation in, installation on, attachment or appurtenance to, or use in (i) either the Boeing model 737-800 of Aircraft or the Boeing model 777-200 of Aircraft, or both such Aircraft models, or
      (ii) any Engine, Spare Part or Appliance utilized on any such Aircraft model, and (b) not appropriate for incorporation in, installation on, attachment or appurtenance to, or use in, any other model of Aircraft currently operated by the Company or any Engine, Spare Part or Appliance utilized on any such other model of Aircraft (such Rotables, collectively, the "Qualified Non-Expendable Spare Parts"); provided that the following Qualified Non-Expendable Spare Parts shall be excluded from the Lien of this Spare Parts Security Agreement: (A) any Qualified Non-Expendable Spare Part so long as it is incorporated in, installed on, attached or appurtenant to, or being used in, an Aircraft, Engine, Spare Part or Appliance; (B) any Qualified Non-Expendable Spare Part that has been incorporated in, installed on, attached or appurtenant to, or used in an Aircraft, Engine, Spare Part, or Appliance, for so long after its removal from such Aircraft, Engine, Spare Part, or Appliance as it remains owned by a lessor or conditional seller of, or subject to a Lien applicable to, such Aircraft, Engine, Spare Part, or Appliance; (C) any Qualified Non-Expendable Spare Part that is an Excluded Part; and (D) any Qualified Non-Expendable Spare Part leased to, loaned to, or held on consignment by, the Company (such Qualified Non-Expendable Spare Parts, giving effect to such exclusions, the "Pledged Non-Expendable Spare Parts");

            (2) all Expendables and Life-Limited Parts first placed in service after October 22, 1994 and currently owned or hereafter acquired by the Company that are appropriate for incorporation in, installation on, attachment or appurtenance to, or use in (i) one or more of the following models of Aircraft: Boeing model 737-800, Boeing model 757-200, Boeing model 767-200, Boeing model 767-300, Boeing model 777-200 and McDonnell Douglas model MD-80 or (ii) any Engine, Spare Part or Appliance utilized on any such Aircraft model (such Expendables and Life Limited Parts, collectively, the "Qualified Expendable Spare Parts", and together with the Qualified Non-Expendable Spare Parts, the "Qualified Spare Parts"); provided that the following Qualified Expendable Spare Parts shall be excluded from the Lien of this Spare Parts Security Agreement: (A) any Qualified Expendable Spare Part so long as it is incorporated in, installed on, attached or appurtenant to, or being used in, an Aircraft, Engine, Spare Part, or Appliance; (B) any Qualified Expendable Spare Part that has been incorporated in, installed on, attached or appurtenant to, or used in an Aircraft, Engine, Spare

                                                  Spare Parts Security Agreement

      Part, or Appliance, for so long after its removal from such Aircraft, Engine, Spare Part, or Appliance as it remains owned by a lessor or conditional seller of, or subject to a Lien applicable to, such Aircraft, Engine, Spare Part, or Appliance; (C) any Qualified Expendable Spare Part that is an Excluded Part; and (D) any Qualified Expendable Spare Part leased to, loaned to, or held on consignment by, the Company (such Qualified Expendable Spare Parts, giving effect to such exclusions, the "Pledged Expendable Spare Parts", and together with the Pledged Non-Expendable Spare Parts, the "Pledged Spare Parts");

            (3) the Warranty Rights;

            (4) all proceeds with respect to the sale or other disposition by the Security Agent of any Pledged Spare Part or other Spare Parts Collateral pursuant to the terms of this Spare Parts Security Agreement, and all insurance proceeds with respect to any Pledged Spare Part, but excluding any insurance maintained by the Company and not required under the Collateral Maintenance Agreement;

            (5) all rents, revenues and other proceeds collected by the Security Agent pursuant to Section 6.1(c);

            (6) all Cash Collateral; all Eligible Accounts; all cash, Investment Securities and other financial assets held therein by the Security Agent or an Eligible Institution; and all security entitlements with respect thereto;

            (7) all repair, maintenance and inventory records, logs, manuals and all other documents and materials similar thereto (including, without limitation, any such records, logs, manuals, documents and materials that are computer print-outs) at any time maintained, created or used by the Company, and all records, logs, documents and other materials required at any time to be maintained by the Company under the Federal Aviation Act or by the FAA, in each case only to the extent that the same relate to any of the Pledged Spare Parts (the "Spare Parts Documents"); and

            (8) all proceeds of the foregoing;

provided, however, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing, (a) the Security Agent shall not take or cause to be taken any action contrary to the Company's right hereunder to quiet enjoyment of the Spare Parts Collateral, to possess, use, retain and control the Spare Parts Collateral and to all revenues, income and profits derived therefrom, and (b) the Company shall have the right, to the exclusion of the Security Agent, with respect to the Warranty Rights, to exercise in the Company's name all rights and powers (other than to amend, modify or waive any of the warranties or indemnities contained therein, except in

                                                  Spare Parts Security Agreement
the ordinary course in the exercise of the Company's reasonable business judgment) and to retain any recovery or benefit resulting from the enforcement of any such Warranty Right; and provided further that, notwithstanding the occurrence or continuation of an Event of Default, the Security Agent shall not enter into any amendment or modification of any such Warranty Right that would increase the obligations or limit any rights or benefits of the Company thereunder.

      TO HAVE AND TO HOLD all and singular the aforesaid property unto the Security Agent, and its successors and permitted assigns, in trust for the equal and proportionate benefit and security of the Holders and the Indemnitees, except as provided in Section 3.2 of the Indenture, without any preference, distinction or priority of any one Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and in all cases and as to all property specified in clauses (1) through (8) inclusive above, subject to the terms and provisions set forth in this Spare Parts Security Agreement.

      The Company does hereby constitute the Security Agent the true and lawful attorney of the Company, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of the Company or otherwise) to ask for, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of all property which now or hereafter constitutes part of the Spare Parts Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Security Agent may deem to be necessary or advisable in the premises; provided that the Security Agent shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default hereunder.

      The Company agrees that at any time and from time to time, upon the written request of the Security Agent, the Company will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents (including without limitation UCC continuation statements) as the Security Agent may reasonably deem necessary to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby or to obtain for the Security Agent the full benefits of the security interest granted hereunder and of the rights and powers herein granted; provided that any instrument or other document so executed by the Company will not increase any obligations or limit any rights or benefits of the Company in respect of the transactions contemplated by the Operative Documents or the Support Documents.

                                                  Spare Parts Security Agreement

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      The Company represents and warrants, as of the date hereof, to the Trustee, the Class A Liquidity Provider and the Security Agent as follows:

      Section 3.1 Organization; Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into and perform its obligations under the Operative Documents to which it is party. The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the nature and extent of the business conducted by it, or the ownership of its properties, requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the consolidated financial condition of the Company and its subsidiaries, considered as a whole or its ability to observe or perform its obligations and agreements under the Operative Documents.

      Section 3.2 Corporate Authorization. The Company has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery of each of the Operative Documents to which it is party, and the performance of its obligations thereunder.

      Section 3.3 No Violation. The execution and delivery by the Company of the Operative Documents to which it is party, the performance by the Company of its obligations thereunder and the consummation by the Company on the Closing Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the Certificate of Incorporation or By-Laws of the Company, (b) violate any law applicable to or binding on the Company or (c) violate or constitute any default under (other than any violation or default that would not have a material adverse effect on the consolidated financial condition of the Company and its subsidiaries, considered as a whole or its ability to observe or perform its obligations and agreements under the Operative Documents), or result in the creation of any Lien (other than a Permitted Lien) upon the Pledged Spare Parts under, any material indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which the Company is a party or by which the Company or any of its properties is bound.

                                                  Spare Parts Security Agreement

      Section 3.4 Approvals. The execution and delivery by the Company of the Operative Documents to which the Company is a party, the performance by the Company of its obligations thereunder and the consummation by the Company on the Closing Date of the transactions contemplated thereby do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any debt of the Company and (b) any Government Entity, other than (i) the filing of the FAA Filed Documents (with the FAA) and the Financing Statements in respect of the Spare Parts Collateral (and continuation statements relating thereto at periodic intervals), (ii) filings, recordings, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to it, and (iii) consents, approvals, notices, registrations, recordings, filings, or other actions, which, if not obtained, given, made or taken, as the case may be, would not have a material adverse effect on the consolidated financial condition of the Company and its subsidiaries, considered as a whole or its ability to observe or perform its obligations and agreements under the Operative Documents.

      Section 3.5 Valid and Binding Agreements. The Operative Documents to which the Company is a party have been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other party or parties thereto, constitute the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

      Section 3.6 Registration and Recordation. Except for (a) the filing for recordation (and recordation) of the FAA Filed Documents with the FAA, and (b) the filing of the Financing Statements in respect of the Spare Parts Collateral (and continuation statements relating thereto at periodic intervals), no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the UCC), is necessary in order to establish and perfect the Security Agent's security interest created herein with respect to the Pledged Spare Parts, the Warranty Rights, and the Spare Parts Documents as against the Company and any other Person, in each case, in any applicable jurisdictions in the United States.

      Section 3.7 The Company's Location. The Company's location (as such term is used in Section 9-307 of the UCC) is Delaware. The full and correct legal name and mailing address of the Company are correctly set forth in Section 9.5 hereof.

      Section 3.8 Compliance with Laws. (a) The Company is a Citizen of the United States and a U.S. Air Carrier.

                                                  Spare Parts Security Agreement

      (b) The Company holds all licenses, permits and franchises from the appropriate Government Entities necessary to authorize the Company to lawfully engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not have a material adverse effect on the consolidated financial condition of the Company and its subsidiaries, considered as a whole or its ability to observe or perform its obligations and agreements under the Operative Documents.

      (c) The Company is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      Section 3.9 Broker's Fees. No Person acting on behalf of the Company is or will be entitled to any broker's fee, commission or finder's fee in connection with the transactions pursuant to the Operative Documents on the Closing Date, other than the fees and expenses payable by the Company in connection with the sale of the Class A Notes.

      Section 3.10 Section 1110. The Security Agent, as agent for the Trustee, is entitled to the benefits of Section 1110 with respect to the Pledged Spare Parts subject to the Lien hereof. The Pledged Spare Parts constitute "spare parts" or "appliances" within the meaning of Section 40102 of Title 49 of the United States Code.

      Section 3.11 Security Interest. This Spare Parts Security Agreement creates in favor of the Security Agent, for the benefit of the Holders and the Indemnitees, a valid and perfected Lien on the Spare Parts Collateral purported to be covered hereby, subject to no equal or prior Lien, except Permitted Liens. There are no Liens of record with the FAA on the Spare Parts Collateral that are equal or prior to the Lien of the this Spare Parts Security Agreement.

                                   ARTICLE IV

                                    COVENANTS

      Section 4.1 Notice of Change of Location. The Company will give the Security Agent timely written notice (but in any event within 30 days prior to the expiration of the period of time specified under applicable law to prevent lapse of perfection) of any change in its location (as such term is used in
Section 9-307 of the UCC) or legal name and will promptly take any action required by Section 4.4(c) hereof as a result of such relocation.

      Section 4.2 Use, Possession and Designated Locations. (a) Subject to
Article III of the Collateral Maintenance Agreement, the Company shall have the right, at any time

                                                  Spare Parts Security Agreement
and from time to time at its own cost and expense, without any release from or consent by the Security Agent, to deal with the Pledged Spare Parts in any manner consistent with the Company's ordinary course of business, including without limitation any of the following:

            (i) to incorporate in, install on, attach or make appurtenant to, or use in, any Aircraft, Engine, Spare Part, or Appliance, in each case leased to or owned by the Company (whether or not subject to any Lien), any Pledged Spare Part, free from the Lien of this Spare Parts Security Agreement;

            (ii) to dismantle any Pledged Spare Part that has become worn out, unfit for use, not reasonably or economically repairable, or obsolete (operationally, economically or otherwise), and to sell or dispose of any such Pledged Spare Part or any salvage resulting from such dismantling of a Pledged Spare Part, free from the Lien of this Spare Parts Security Agreement; and

            (iii) to transfer any or all of the Pledged Spare Parts located at one or more Designated Locations to one or more other Designated Locations or to one or more locations which are not Designated Locations.

      (b) The Company shall keep the Pledged Spare Parts at one or more of the Designated Locations, except as otherwise permitted under Section 4.2(a) or 4.3 of this Spare Parts Security Agreement or under the Collateral Maintenance Agreement. If and whenever the Company shall wish, or shall be required pursuant to Section 3.9 of the Collateral Maintenance Agreement, to add a location as a Designated Location, the Company will furnish to the Security Agent (with a copy to each Rating Agency and the Class A Liquidity Provider) the following:

            (i) a Supplemental Security Agreement duly executed by the Company, identifying each location that is to become a Designated Location for purposes of this Spare Parts Security Agreement;

            (ii) an Opinion of Counsel, dated the date of execution of said Supplemental Security Agreement, stating that said Supplemental Security Agreement has been duly filed for recording in accordance with the provisions of the Federal Aviation Act, and either: (a) no other filing or recording is required in any other place within the United States in order to perfect the Lien of this Spare Parts Security Agreement on the Pledged Spare Parts held at the Designated Locations specified in such Supplemental Security Agreement under the laws of the United States, or
      (b) if any such other filing or recording shall be required, that said filing or recording has been accomplished in such other manner and places, which shall be specified in such Opinion of Counsel, as are necessary to perfect the Lien of this Spare Parts Security Agreement; and

                                                  Spare Parts Security Agreement

            (iii) an Officers' Certificate stating that in the opinion of the Officers executing the Officers' Certificate, all conditions precedent provided for in this Spare Parts Security Agreement relating to the subjection of such property to the Lien of this Spare Parts Security Agreement have been complied with.

      (c) The Company's right to rely upon Section 4.2(a) hereof will be conditioned upon (i) the Company delivering the Nonappraisal Compliance Reports to the Security Agent containing the certification described in Section 3 of the form of Nonappraisal Compliance Report attached as Appendix III to the Collateral Maintenance Agreement and (ii) the continued attachment of the Lien of this Spare Parts Security Agreement to newly acquired Pledged Spare Parts and Pledged Spare Parts that have been removed from the Company's Aircraft, Engines, and other Spare Parts and Appliances.

      Section 4.3 Permitted Sale or Dispositions. (a) So long as no Event of Default has occurred and is continuing, the Company may sell, transfer or dispose of Pledged Spare Parts free from the Lien of the Spare Parts Security Agreement, subject to the provisions of the Collateral Maintenance Agreement.

      (b) No purchaser in good faith of property purporting to be transferred pursuant to Section 4.2(a)(ii) or 4.3(a) hereof shall be bound to ascertain or inquire into the authority of the Company to make any such transfer, free and clear of the Lien of this Spare Parts Security Agreement. Any instrument of transfer executed by the Company under Section 4.2(a)(ii) or 4.3(a) hereof shall be sufficient for the purposes of this Spare Parts Security Agreement and shall constitute a good and valid release, assignment and transfer of the property therein described free from any right, title or interest of the Security Agent and the Lien of this Spare Parts Security Agreement.

      Section 4.4 Certain Assurances. (a) The Company shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as Security Agent shall reasonably request in writing for accomplishing the purposes of this Spare Parts Security Agreement, provided that any instrument or other document so executed by the Company will not increase any obligations or limit any rights or benefits of the Company in respect of the transactions contemplated by any Operative Document.

      (b) The Company shall promptly take such action with respect to the recording, filing, re-recording and refiling of this Spare Parts Security Agreement and any amendments or supplements thereto, as shall be necessary to continue the perfection and priority of the Lien created by this Spare Parts Security Agreement.

                                                  Spare Parts Security Agreement

      (c) The Company, at its sole cost and expense, will cause the FAA Filed Documents, the Financing Statements in respect of the Spare Parts Collateral and all continuation statements (and any amendments necessitated by any consolidation or merger of the Company, any conveyance or transfer of all or substantially all of the assets of the Company, or any change of the Company's location) in respect of the Financing Statements in respect of the Spare Parts Collateral to be prepared and, subject only to the execution and delivery thereof by Security Agent, duly and timely filed and recorded, or filed for recordation, to the extent permitted under the Federal Aviation Act (with respect to the FAA Filed Documents) or the UCC or similar law of any other applicable jurisdiction (with respect to such other documents).

      Section 4.5 Obligations Under Other Operative Documents. The Company agrees to perform and observe all of the agreements, covenants and obligations of the Company set forth in the Indenture, the Notes, the Collateral Maintenance Agreement, and the other Operative Documents and confirms that the Indenture, the Notes, the Collateral Maintenance Agreement, this Spare Parts Security Agreement, and the other Operative Documents constitute the collective agreement of the Company with respect to the subject matter hereof (it being understood that nothing in this Section 4.5 shall restrict the ability to amend or supplement, or waive compliance with, any Operative Document in accordance with its terms).

                                    ARTICLE V

                                    INSURANCE

      Section 5.1 Application of Insurance Proceeds. (a) As between the Company and the Security Agent, all insurance proceeds up to the Debt Balance paid under policies required to be maintained by the Company pursuant to paragraph (b) of Appendix IV to the Collateral Maintenance Agreement as a result of the occurrence of an Event of Loss with respect to any Pledged Spare Parts involving proceeds in excess of the Threshold Amount will be paid to the Security Agent. All losses or damages with respect to any Pledged Spare Parts shall be adjusted by the Company and its insurers. If either the Security Agent or the Company receives a payment of such insurance proceeds in excess of its entitlement pursuant to this Section 5.1, it shall promptly pay such excess to the other. At any time or from time to time after the receipt by the Security Agent of insurance proceeds, upon submission to the Security Agent of an Officers' Certificate stating that the Company has after the occurrence of such Event of Loss purchased additional Qualified Spare Parts that are located at a Designated Location, and stating the aggregate purchase price for such additional Qualified Spare Parts, the Security Agent shall pay the amount of such purchase price, up to the amount of such insurance proceeds not previously disbursed pursuant to this sentence or otherwise distributed under the Indenture in accordance with its terms, to the Company or its designee. Any insurance

                                                  Spare Parts Security Agreement
proceeds described in this Article V that are being held by the Security Agent shall be invested pursuant to Article VII hereof.

      (b) All proceeds of insurance required to be maintained by the Company in accordance with the Collateral Maintenance Agreement in respect of any property damage or loss involving proceeds of the Threshold Amount or less or not constituting an Event of Loss with respect to any Pledged Spare Parts and insurance proceeds in excess of the Debt Balance shall be paid over to, and retained by, the Company.

      Section 5.2 Application of Payments During Existence of a Special Default or Event of Default. Any amount described in this Article V that is payable or creditable to, or retainable by, the Company shall not be paid or credited to, or retained by, the Company if at the time such payment, credit or retention would otherwise occur a Special Default or Event of Default shall have occurred and be continuing, but shall instead be held by or paid over to the Security Agent as security for the obligations of the Company under this Spare Parts Security Agreement and shall be invested pursuant to Article VII hereof. At such time as there shall not be continuing any Special Default or Event of Default, such amount and any gains thereon shall be paid to the Company to the extent not previously applied in accordance with this Spare Parts Security Agreement or the Indenture, as applicable; provided that if any such amount has been so held by the Security Agent as security for more than 180 days after any such Special Default or Event of Default has occurred, during which period (i) the Security Agent shall not have been limited by operation of law or otherwise from exercising remedies under this Spare Parts Security Agreement and (ii) the Security Agent shall not have exercised any remedy available to it under Section
6.1 hereof, then such amount shall be paid to the Company.

                                   ARTICLE VI

                                    REMEDIES

      Section 6.1 Remedies. (a) If an Event of Default shall have occurred and be continuing and so long as the same shall continue unremedied and the Notes shall have been Accelerated or are otherwise due and payable, then and in every such case the Security Agent may exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article VI, and shall have and may exercise all of the rights and remedies of a secured party under
Article 9 of the UCC, and in furtherance thereof may take possession of all or any part of the Spare Parts Collateral covered or intended to be covered by the Lien created hereby or pursuant hereto, may exclude the Company and all persons claiming under it wholly or partly therefrom and may sell, lease, or otherwise dispose of the Spare Parts Collateral as a whole or from time to time in part; provided, that the Security Agent shall give the Company 30 days' prior written notice of its intention to sell, lease, or otherwise dispose of any Spare Parts Collateral. Without limiting any of the foregoing, it is understood and agreed that the Security Agent may

                                                  Spare Parts Security Agreement
exercise any right of sale, lease or other disposition of any Spare Parts Collateral available to it, even though it shall not have taken possession of such Spare Parts Collateral and shall not have possession thereof at the time of such sale, lease or disposition.

      (b) If an Event of Default shall have occurred and be continuing and the Notes shall have been Accelerated or are otherwise due and payable, at the request of the Security Agent, the Company shall assemble the Spare Parts Collateral and make it available to the Security Agent at the Designated Locations and shall promptly execute and deliver to the Security Agent such instruments of title and other documents as the Security Agent may deem necessary or advisable to enable the Security Agent or an agent or representative designated by the Security Agent, at such time or times and place or places as the Security Agent may specify, to obtain possession of all or any part of the Spare Parts Collateral to which the Security Agent shall at the time be entitled hereunder. If the Company shall for any reason fail to execute and deliver such instruments and documents after such request by the Security Agent, the Security Agent may, to the extent permitted by applicable law, (i) seek to obtain a judgment conferring on the Security Agent the right to immediate possession and requiring the Company to execute and deliver such instruments and documents to the Security Agent, to the entry of which judgment the Company hereby specifically consents to the fullest extent permitted by law, or (ii) pursue all or part of such Spare Parts Collateral wherever it may be found and may enter any of the premises of the Company wherever such Spare Parts Collateral may be or are supposed to be and search for such Spare Parts Collateral and take possession of and remove such Spare Parts Collateral. All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Security Agreement.

      (c) Upon every such taking of possession, the Security Agent may, from time to time, at the expense of the Spare Parts Collateral, make all such expenditures for maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modifications or alterations to and of the Spare Parts Collateral, as it may deem proper. In each such case, the Security Agent shall have the right to maintain, use, operate, store, insure, lease, control, manage, dispose of, modify or alter the Spare Parts Collateral and to exercise all rights and powers of the Company relating to the Spare Parts Collateral, as the Security Agent shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modification or alteration of the Spare Parts Collateral or any part thereof as the Security Agent may determine, and the Security Agent shall be entitled to collect and receive directly all rents, revenues and other proceeds of the Spare Parts Collateral and every part thereof, without prejudice, however, to the right of the Security Agent under any provision of this Spare Parts Security Agreement to collect and receive all cash held by, or required to be deposited with, the Security Agent hereunder. Such rents, revenues and other proceeds shall be

                                                  Spare Parts Security Agreement
applied, subject to Section 6.2 hereof, to pay the expenses of the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modification or alteration of the Spare Parts Collateral and of conducting the business thereof, and to make all payments which the Security Agent may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Spare Parts Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the Pledged Spare Parts and Spare Parts Documents), and all other payments which the Security Agent may be required or expressly authorized to make under any provision of this Spare Parts Security Agreement, as well as just and reasonable compensation for the services of the Security Agent, and of all persons properly engaged and employed by the Security Agent with respect hereto. The Company shall be liable for all legal fees and other costs and expenses incurred by the Security Agent in connection with any Event of Default or the exercise of remedies hereunder with respect thereto, including all costs and expenses incurred in connection with the repossession of all or any part of the Spare Parts Collateral in accordance with the terms hereof or under applicable law, which amounts shall, until paid, be secured by the Lien of this Spare Parts Security Agreement.

      (d) Each of the Holders shall be entitled, at any sale pursuant to this
Section 6.1, to credit against any purchase price bid at such sale by such Holder all or any part of the unpaid obligations owing to such Holder under the Operative Documents and secured by the Lien of this Spare Parts Security Agreement (but only to the extent that such purchase price would have been paid to such Holder pursuant to Section 3.2 of the Indenture if such purchase price were paid in cash and the foregoing provisions of this subsection (d) were not given effect).

      (e) In the event of any sale of the Spare Parts Collateral, or any part thereof, pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Spare Parts Security Agreement, the aggregate unpaid principal amount of all Notes then outstanding, together with accrued but unpaid interest thereon, and other amounts due thereunder (but, for the avoidance of doubt, without any Make-Whole Amount or other premium), shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

      (f) Except as set forth in Section 9.6(b), as provided in Section 3.9(a) of the Indenture, if no Event of Default has occurred and is continuing, in taking, or refraining from taking, any action under this Security Agreement, the Security Agent, as agent for the Trustee, shall be directed by the Trustee, and after the occurrence and during the continuation of an Event of Default, in taking, or refraining from taking, any action under this Security Agreement pursuant to the exercise of remedies under this Article VI, the Security Agent shall be directed by the Controlling Party.

                                                  Spare Parts Security Agreement

      (g) After the occurrence and during the continuation of an Event of Default, and if the Notes shall have been Accelerated or are otherwise due or payable, the Company agrees to provide to the Security Agent all necessary access to the Spare Parts Collateral in order to permit the Security Agent or its authorized representatives to inspect the Spare Parts Collateral.

      Section 6.2 Application of Proceeds. If, in the case of the happening of any Event of Default or Acceleration, the Security Agent shall exercise any of the powers conferred upon it by Section 6.1 hereof, all payments made by the Company to the Security Agent hereunder after such Event of Default or Acceleration, and the proceeds of any judgment collected by the Security Agent hereunder, and the proceeds of every sale, lease or other disposition by the Security Agent hereunder of any part or the whole of the Spare Parts Collateral, together with any other monies which may then be held by the Security Agent under any of the provisions hereof, shall be applied by the Security Agent in the manner set forth in Section 7.11 of the Indenture.

      After all such payments shall have been made in full, the Lien of this Spare Parts Security Agreement with respect to any part or the whole of the Spare Parts Collateral remaining unsold and abandoned by the Security Agent shall be released. If after applying all such sums of money realized by the Security Agent as aforesaid there shall remain any due and unpaid Obligations owing by the Company, the Company agrees to pay the amount of such deficit to the Security Agent for application in accordance with the Indenture.

      Section 6.3 Obligations of Company Not Affected by Remedies. No retaking of possession of part or the whole of the Spare Parts Collateral by the Security Agent, nor any withdrawal, lease or sale thereof, nor any action or failure or omission to act against the Company or in respect of the Spare Parts Collateral, on the part of the Security Agent, the Controlling Party or the Holder of any Notes, nor any delay or indulgence granted to the Company by the Security Agent, the Controlling Party or any such Holder, shall affect the obligations of the Company hereunder, except that the Company shall not be required to comply with its obligations hereunder with respect to any Spare Parts Collateral to the extent that the possession of such Spare Parts Collateral has been retaken by the Security Agent, or such Spare Parts Collateral has been withdrawn, leased or sold by the Security Agent.

      Section 6.4 Remedies Cumulative. No right, power or remedy herein conferred upon or reserved to the Security Agent is intended to be exclusive of any other right, power or remedy conferred upon or reserved to any one or more of them and every right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or under the Indenture or the other Operative Documents or now or hereafter existing at law or in equity or otherwise

                                                  Spare Parts Security Agreement

(including, without limitation, under the UCC as in effect in any applicable jurisdiction) and, to the extent permitted by applicable law, may be exercised from time to time and as often and in such order as may be deemed expedient by the Security Agent, to the extent such right, power or remedy has been conferred upon or reserved to it. To the extent permitted by applicable law, the exercise by the Security Agent of any right, power or remedy shall not be construed as a waiver of the right of the Security Agent to exercise at the same time or thereafter any other right, power or remedy, nor as an election precluding exercise at the same time or thereafter of any alternative right, power or remedy.

      Section 6.5 Discontinuance of Proceedings. In case the Security Agent shall have instituted any proceeding to enforce any right, power or remedy under this Spare Parts Security Agreement by foreclosure, entry of judgment or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Security Agent, then and in every such case the Company and the Security Agent shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Spare Parts Collateral, and all rights, remedies and powers of the Company or the Security Agent, as the case may be, shall continue as if no such proceedings had been instituted.

      Section 6.6 Waiver of Past Defaults. So long as an Event of Default has occurred and is continuing, upon written instruction from the Controlling Party, the Security Agent shall waive any past Default hereunder and its consequences and upon any such waiver such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Spare Parts Security Agreement, the other Operative Documents, and the Support Documents, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

      Section 6.7 Security Agent Authorized to Execute Bills of Sale, Etc. To the extent permitted by applicable law, the Company irrevocably appoints, while an Event of Default has occurred and is continuing, the Security Agent the true and lawful attorney-in-fact of the Company (which appointment is coupled with an interest) in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this Spare Parts Security Agreement, whether pursuant to foreclosure or power of sale, assignments and other instruments as may be necessary or appropriate, with full power of substitution, the Company hereby ratifying and confirming all that such attorney or any substitute shall do by virtue hereof in accordance with applicable law. Nevertheless, if so requested by the Security Agent or any purchaser, the Company shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Security Agent or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be reasonably designated in any such request.

                                                  Spare Parts Security Agreement

                                   ARTICLE VII

                                 CASH COLLATERAL

      Section 7.1 Maintaining the Cash Collateral. So long as any Obligation of the Company under the Indenture or other Operative Document shall remain unpaid, the Company will maintain all Cash Collateral only with one or more Eligible Institutions in one or more Eligible Accounts (as defined below) other than the Collection Account or any Liquidity Facility Cash Collateral Account.

      Section 7.2 Investing of Cash Collateral. (a) The Security Agent agrees that, notwithstanding anything to the contrary in this Spare Parts Security Agreement or the Indenture, (i) any Investment Securities and any investment earnings thereon shall be credited to an Eligible Account for which either the Security Agent or another Eligible Institution is the "securities intermediary" (as defined in Section 8-102(a)(14) of the NY UCC) and the Security Agent is the "entitlement holder" (as defined in Section 8-102(a)(7) of the NY UCC) of the "securities entitlement" (as defined in Section 8-102(a)(17) of the NY UCC) with respect to each "financial asset" (as defined in Section 8-102(a)(9) of the NY
UCC) credited to such Eligible Account, (ii) all such amounts, Investment Securities and all other property acquired with cash credited to such Eligible Account will be credited to such Eligible Account, (iii) all items of property (whether cash, investment property, Investment Securities, other investments, securities, instruments or other property) credited to any Eligible Account will be treated as a "financial asset" under Article 8 of the NY UCC, (iv) the "securities intermediary's jurisdiction" (as defined in Section 8-110(e) of the NY UCC) with respect to such Eligible Account is the State of New York, and (v) all securities, instruments and other property in order or registered form and credited to an Eligible Account shall be payable to or to the order of, or registered in the name of, the applicable securities intermediary or shall be indorsed to such securities intermediary or in blank, and in no case whatsoever shall any financial asset credited to such Eligible Account be registered in the name of the Company, payable to or to the order of the Company or specially indorsed to the Company except to the extent the foregoing have been specially endorsed by the Company to such securities intermediary or in blank. The Security Agent agrees that it will hold (and will indicate clearly in its books and records that it holds) its "securities entitlement" to the "financial assets" credited to any Eligible Account in trust for the benefit of the Holders, the Indemnitees and the Trustee. The Company acknowledges that, by reason of the Security Agent being the "entitlement holder" in respect of such Eligible Account as provided above, the Security Agent shall have the sole right and discretion, subject only to the terms of this Security Agreement and the Indenture, to give all "entitlement orders" (as defined in Section 8-102(a)(8) of the NY UCC) with respect to such Eligible Account and any and all financial assets and other property credited thereto to the exclusion of the Company.

                                                  Spare Parts Security Agreement

      (b) From time to time the Security Agent will (a) invest, or direct the applicable Eligible Institution to invest, amounts received with respect to the applicable Cash Collateral in such Investment Securities as the Company may select and (b) invest or direct the applicable Eligible Institution to invest interest paid on the Investment Securities referred to in clause (a) above, and reinvest other proceeds of any such Investment Securities that may mature or be sold, in each case in such Investment Securities credited in the same manner. Interest and proceeds that are not invested or reinvested in Investment Securities as provided above shall be deposited and held as Spare Parts Collateral in the applicable Eligible Account.

      (c) The Security Agent may sell or direct any Eligible Institution to sell any Investment Securities as the Company may direct and the proceeds of such a sale may be retained by the Security Agent as Spare Parts Collateral hereunder.

      Section 7.3 Release of Cash Collateral. (a) Upon written request by the Company to the Security Agent after notice of redemption of the most senior Class of Notes then Outstanding has been given to Holders pursuant to Article IV of the Indenture, the Security Agent shall deliver to the Trustee for deposit in the Collection Account Cash Collateral then held by the Security Agent up to the amount required to pay amounts due with respect to the Notes to be redeemed on the applicable Redemption Date; provided that as a condition of such delivery of Cash Collateral, each of the Class A Collateral Ratio and Class B Collateral Ratio (in each case recalculated after giving effect to such redemption and application of Cash Collateral and, if applicable, other actions by the Company pursuant to Section 3.1(a) of the Collateral Maintenance Agreement, but otherwise using the information used to determine the Class A Collateral Ratio and the Class B Collateral Ratio set forth in the most recently delivered Appraisal Compliance Report) shall be less than or equal to the Maximum Class A Collateral Ratio or Maximum Class B Collateral Ratio, as applicable.

      (b) If any Appraisal Compliance Report demonstrates that the Class A Collateral Ratio is less than the Maximum Class A Collateral Ratio and the Class B Collateral Ratio is less than the Maximum Class B Collateral Ratio, and the Security Agent holds any Cash Collateral, upon written request of the Company received by the Security Agent on or within five Business Days after the receipt by it of such Appraisal Compliance Report and provided that at such time no Event of Default shall have occurred and be continuing, the Security Agent shall pay to the Company an amount of the Cash Collateral such that the Class A Collateral Ratio would not be greater than the Maximum Class A Collateral Ratio and the Class B Collateral Ratio would not be greater than the Maximum Class B Collateral Ratio after giving effect to such payment (but otherwise using the information set forth in such Appraisal Compliance Report).

                                                  Spare Parts Security Agreement

      Section 7.4 Information to the Trustee. Upon request from the Trustee, the Security Agent shall provide the Trustee with such information concerning the Cash Collateral as the Trustee may request.

                                  ARTICLE VIII

                                 SECURITY AGENT

      Section 8.1 Security Agent. USBT has been appointed pursuant to the Indenture as the Security Agent for the Trustee with respect to this Spare Parts Security Agreement. The Security Agent shall be obligated, and shall have the right, hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release of Spare Parts Collateral) solely in accordance with this Spare Parts Security Agreement and the Indenture. The Security Agent agrees to and shall have the benefit of all provisions of the Indenture and the other Operative Documents stated therein to be applicable to the Security Agent.

      Section 8.2 Replacement of Security Agent. (a) If USBT or a successor Trustee under the Indenture resigns as Trustee under the Indenture or is otherwise no longer the Trustee under the Indenture, USBT or such successor Trustee, as the case may be, shall resign and be replaced as Security Agent hereunder by the institution acting as successor Trustee under the Indenture as promptly as practicable, in accordance with this Section 8.2.

      (b) A successor Security Agent shall execute and deliver a written acceptance of its appointment to the retiring Security Agent and to the Company. Immediately after that, the resignation or removal of the retiring Security Agent shall become effective, and the successor Security Agent shall succeed to and become vested with all the rights, powers and duties of the Security Agent under this Spare Parts Security Agreement. On request of the Company or the successor Security Agent, the retiring Security Agent shall execute and deliver an instrument transferring to such successor Security Agent all such rights, powers and duties of the retiring Security Agent and shall duly and promptly assign, transfer and deliver all property and all books and records (or true, correct and complete copies thereof), held by the retiring Security Agent in its capacity as Security Agent. Upon request of any such successor Security Agent, the Company, the retiring Security Agent and such successor Security Agent shall execute and deliver any and all instruments containing such provisions as shall be necessary or desirable to transfer and confirm to, and for more fully and certainly vesting in, such successor Security Agent, all such rights powers and duties.

      (c) No resignation or removal of the Security Agent and no appointment of a successor Security Agent pursuant to this Section 8.2 shall become effective until the

                                                  Spare Parts Security Agreement
acceptance of appointment by the successor Security Agent under this Section
8.2. If a successor Security Agent does not take office within 60 days after the retiring Security Agent resigns or is removed, the retiring Security Agent, the Company, the Class A Liquidity Provider, the Controlling Party or Holders of at least 10% in principal amount of any Class of Notes Outstanding may petition any court of competent jurisdiction for the appointment of a successor Security Agent.

      (d) After any retiring Security Agent's resignation or removal, the provisions of this Spare Parts Security Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Spare Parts Security Agreement while it was Security Agent.

      (e) The Security Agent shall be a bank, trust company or other financial institution organized and doing business under the laws of the United States or any state thereof or the District of Columbia, and shall have a combined capital and surplus of at least $50,000,000 (or a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereinafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States or any state or territory thereof or the District of Columbia and having a combined capital and surplus of at least $50,000,000), as set forth in its most recent, published annual report of condition. The Security Agent shall satisfy and comply with any applicable requirements of the TIA.

      Section 8.3 Successor Security Agent by Merger, Etc. If the Security Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another Person, the resulting, surviving, transferee, or successor Person shall be the successor of the Security Agent hereunder (provided that such Person shall be otherwise qualified and eligible under Article VIII hereof), without the execution or filing of any paper or any further act on the part of any of the parties hereto.

      Section 8.4 Appointment of Additional and Separate Security Agents. (a) Whenever (i) the Security Agent shall deem it necessary or desirable in order to conform to any law of any jurisdiction in which all or any part of the Spare Parts Collateral shall be situated or to make any claim or bring any suit with respect to or in connection with the Spare Parts Collateral, any Operative Document or any of the transactions contemplated by the Operative Documents,
(ii) the Security Agent shall be advised by counsel satisfactory to it that it is necessary or prudent in the interests of the Holders (and the Security Agent shall so advise the Company), or (iii) the Security Agent shall have been requested to do so by the Controlling Party, then in any such case, the Security Agent and, upon the written request of the Security Agent, the Company, shall execute and deliver a supplemental security agreement and such other instruments as may from time to time be necessary or advisable either (1) to constitute one or more banks or trust

                                                  Spare Parts Security Agreement
companies or corporations meeting the requirements of Section 8.2(e) and approved by the Security Agent, either to act jointly with the Security Agent as additional trustee or trustees of all or any part of the Spare Parts Collateral or to act as separate trustee or trustees of all or any part of the Spare Parts Collateral, in each case with such rights, powers, duties and obligations consistent with this Spare Parts Security Agreement as may be provided in such supplemental security agreement or other instruments as the Security Agent or the Trustee may deem necessary or advisable, or (2) to clarify, add to or subtract from the rights, powers, duties and obligations theretofore granted any such additional or separate trustee, subject in each case to the remaining provisions of this Section 8.4. If no Event of Default has occurred and is continuing, no additional or supplemental security agent shall be appointed without the Company's consent. If the Company shall not have taken any action requested of it under this Section 8.4(a) that is required by its terms within 15 days of a written request from the Security Agent to do so, or if an Event of Default shall have occurred and be continuing, the Security Agent may act under the foregoing provisions of this Section 8.4(a) without the concurrence of the Company, and the Company hereby irrevocably appoints (which appointment is coupled with an interest) the Security Agent as its agent and attorney-in-fact to act for it under the foregoing provisions of this Section 8.4(a). The Security Agent may, in such capacity, execute, deliver and perform any such supplemental security agreement, or any such instrument, as may be required for the appointment of any such additional or separate security agent or for the clarification of, addition to or subtraction from the rights, powers, duties or obligations theretofore granted to any such additional or separate security agent, subject in each case to the remaining provisions of this Section 8.4. In case any additional or separate security agent appointed under this Section 8.4(a) shall become incapable of acting, resign or be removed, all the assets, property, rights, powers, trusts, duties and obligations of such additional or separate security agent shall revert to the Security Agent until a successor additional or separate security agent is appointed as provided in this Section 8.4(a).

      (b) No additional or separate security agent shall be entitled to exercise any of the rights, powers, duties and obligations conferred upon the Security Agent in respect of the custody, investment and payment of monies and all monies received by any such additional or separate security agent from or constituting part of the Spare Parts Collateral or otherwise payable under any Operative Documents to the Security Agent shall be promptly paid over by it to the Security Agent. All other rights, powers, duties and obligations conferred or imposed upon any additional or separate trustee shall be exercised or performed by the Security Agent and such additional or separate security agent jointly except to the extent that applicable law of any jurisdiction in which any particular act is to be performed renders the Security Agent incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations (including the holding of title to all or part of the Spare Parts Collateral in any such jurisdiction) shall be exercised and performed by such additional or separate security agent. No additional or separate security agent shall take any discretionary action except on the

                                                  Spare Parts Security Agreement
instructions of the Security Agent or the Trustee. No security agent hereunder shall be personally liable by reason of any act or omission of any other security agent hereunder, except that the Security Agent shall be liable for the consequences of its lack of reasonable care in selecting, and the Security Agent's own actions in acting with, any additional or separate security agent. Each additional or separate security agent appointed pursuant to this Section
8.4 shall be subject to, and shall have the benefit of Article IV, Article V,
Article VI, Article VIII and Article IX hereof insofar as they apply to the Security Agent. The powers of any additional or separate security agent appointed pursuant to this Section 8.4 shall not in any case exceed those of the Security Agent hereunder.

      (c) If at any time the Security Agent shall deem it no longer necessary or desirable to continue the appointment of any additional or separate security agent or in the event that the Security Agent shall have been requested to do so in writing by the Controlling Party, the Security Agent and, upon the written request of the Security Agent, the Company, shall execute and deliver a supplemental security agreement and all other instruments and agreements necessary or proper to remove any additional or separate security agent. The Security Agent may act on behalf of the Company under this Section 8.4(c) when and to the extent it could so act under Section 8.4(a) hereof. The Company may remove an additional or separate security agent if:

            (i) such security agent fails to comply with Section 8.2(e) hereof;

            (ii) such security agent is adjudged a bankrupt or an insolvent;

            (iii) a receiver or other public officer takes charge of such security agent or its property or affairs;

            (iv) such security agent becomes incapable of acting; or

            (v) no Default or Event of Default has occurred and is continuing and the Company determines in good faith to remove such security agent.

                                   ARTICLE IX

                                  MISCELLANEOUS

      Section 9.1 Termination. The Company agrees that this is a continuing agreement and shall remain in full force and effect until the discharge of obligations of the Company and the Trustee under the Indenture and the Notes pursuant to Article IX of the Indenture, at which time the Security Agent shall have no further interest in and to the Spare Parts Collateral and will promptly release all of the Security Agent's interest in and to the Spare Parts Collateral, including any cash and/or Investment Securities held in

                                                  Spare Parts Security Agreement
accordance with the terms of this Spare Parts Security Agreement. The Security Agent shall acknowledge the termination of this Spare Parts Security Agreement and the release of the Spare Parts Collateral by executing and delivering to the Company such instruments to the foregoing effect as the Company shall reasonably request, at the sole cost and expense of the Company.

      Section 9.2 Benefits of Security Agreement Restricted. Subject to the provisions of Section 9.9 hereof, nothing in this Spare Parts Security Agreement or the Notes, express or implied, shall give or be construed to give to any Person, other than the parties hereto, the Controlling Party, the Holders, the Trustee and, in the case of Sections 2.1, 4.2, 4.5, 5.1, 5.2, 9.1, 9.2, 9.6 and Articles III and VI, the Class A Liquidity Provider, any legal or equitable right, remedy or claim under or in respect of this Spare Parts Security Agreement or under any covenant, condition or provision herein contained, all such covenants, conditions and provisions, subject to Section 9.9 hereof, being for the sole benefit of the parties hereto, the Controlling Party, the Holders, the Trustee, and, in the case of Sections 2.1, 4.2, 4.5, 5.1, 5.2, 9.1, 9.2, 9.6 and Articles III and VI, the Class A Liquidity Provider.

      Section 9.3 Certificates and Opinions of Counsel; Statements to be Contained Therein; Basis Therefor. Upon any application or Request by the Company to the Security Agent to take any action under any of the provisions of this Spare Parts Security Agreement, the Company shall furnish to the Security Agent an Officers' Certificate and an Opinion of Counsel in compliance with, but only if required by, Sections 12.4 and/or 12.5 of the Indenture.

      Section 9.4 Appraiser's Certificate. Unless otherwise specifically provided, an Independent Appraiser's Certificate shall be sufficient evidence of the Appraised Value and Fair Market Value to the Company of any property under this Spare Parts Security Agreement.

      Section 9.5 Notices; Waiver. (a) Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Spare Parts Security Agreement to be made upon, given or furnished to, or filed with

            (i) the Company shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Company at American Airlines, Inc., 4333 Amon Carter Boulevard, Fort Worth, Texas 76155, Attention: Treasurer, or such other then-current address furnished in writing to the Security Agent by the Company, or

            (ii) the Security Agent shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Security Agent at the Corporate Trust Office, or such other then-current address furnished in writing to

                                                  Spare Parts Security Agreement
      the Company by the Security Agent.

      (b) Any such delivery shall be deemed made on the date of receipt by the addressee of such delivery or of refusal by such addressee to accept delivery.

      Section 9.6 Amendments, Etc. This Spare Parts Security Agreement may be amended or supplemented, and compliance with any obligation in this Spare Parts Security Agreement may be waived:

            (a) as provided in Article X of the Indenture; and

            (b) by written agreement of the Company and the Security Agent, without the consent of the Trustee, the Controlling Party, any Liquidity Provider or any Holder, for any of the following purposes: (i) to convey, transfer, assign, mortgage or pledge any property to or with the Security Agent; (ii) to correct or amplify the description of any property at any time subject to the Lien of this Spare Parts Security Agreement or better to assure, convey and confirm unto the Security Agent any property subject or required to be subject to the Lien of this Spare Parts Security Agreement; (iii) to add any location as a Designated Location; (iv) to add to the covenants of the Company for the benefit of the Security Agent, the Trustee, the Liquidity Providers or the Holders, or to surrender any rights or power herein conferred upon the Company; (v) to cure any ambiguity, defect, mistake, or inconsistency; or (vi) to accomplish any of the matters described in Section 10.1 of the Indenture.

If, in the opinion of the institution acting as Security Agent hereunder, any document required to be executed by it pursuant to the terms of Section 9.6 hereof affects any right, duty, immunity or indemnity with respect to such institution under this Spare Parts Security Agreement, such institution may in its discretion decline to execute such document.

      Section 9.7 No Waiver. With respect to each party hereto, no failure on the part of such party to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. To the extent permitted by applicable law, failure by the Security Agent at any time or times hereafter to require strict performance by the Company or any other Person with any of the provisions, warranties, terms or conditions contained herein shall not waive, affect or diminish any right of the Security Agent at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of the Security Agent or any agent, officer or employee of the Security Agent.

                                                  Spare Parts Security Agreement

      Section 9.8 Conflict with Trust Indenture Act of 1939. It is intended that this Spare Parts Security Agreement will become subject to the TIA. If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required by the TIA to be a part of and govern this Spare Parts Security Agreement, then the provision of the TIA shall control. If any provision of this Spare Parts Security Agreement modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to this Spare Parts Security Agreement as so modified, or to be excluded, as the case may be, whether or not such provision of this Spare Parts Security Agreement expressly refers to such provision of the TIA.

      Section 9.9 Successors and Assigns. This Spare Parts Security Agreement and all obligations of the Company hereunder shall be binding upon the successors and permitted assigns of the Company, and shall, together with the rights and remedies of the Security Agent hereunder, inure to the benefit of the Security Agent and the Trustee, and their respective successors and permitted assigns. This Spare Parts Security Agreement and all obligations of the Security Agent and the Trustee hereunder shall be binding upon the successors and permitted assigns of the Security Agent and the Trustee, respectively, and shall, together with the rights and remedies of the Company hereunder, inure to the benefit of the Company, and its successors and permitted assigns. To the extent permitted by applicable law, the interest of the Company under this Spare Parts Security Agreement is not assignable, and any attempt to assign all or any portion of this Spare Parts Security Agreement by the Company shall be null and void except for an assignment in connection with a merger, consolidation or conveyance or transfer of all or substantially all the Company's assets permitted under the Indenture.

      Section 9.10 GOVERNING LAW. THIS SPARE PARTS SECURITY AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK. THIS SPARE PARTS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      Section 9.11 Effect of Headings. The Article and Section headings and the Table of Contents contained in this Spare Parts Security Agreement have been inserted for convenience of reference only, and are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Spare Parts Security Agreement.

      Section 9.12 Counterpart Originals. This Spare Parts Security Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

                                                  Spare Parts Security Agreement

      Section 9.13 Severability. To the extent permitted by applicable law, the provisions of this Spare Parts Security Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Spare Parts Security Agreement in any jurisdiction.

      Section 9.14 Survival Provisions. To the extent permitted by applicable law, notwithstanding any right of the Security Agent or any of the Holders to investigate the affairs of the Company, and notwithstanding any knowledge of facts determined or determinable by any of them pursuant to such investigation or right of investigation, all representations and warranties of the Company contained herein shall survive the execution and delivery of this Spare Parts Security Agreement.

      Section 9.15 Bankruptcy. It is the intention of the parties that the Security Agent shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Pledged Spare Parts and to enforce any of its other rights or remedies as provided herein, in the Collateral Maintenance Agreement and in the other Operative Documents with respect to the Pledged Spare Parts in the event of a case under Chapter 11 of the Bankruptcy Code in which the Company is a debtor, in each case on behalf of the Trustee, and in any instance where more than one construction is possible of the terms and conditions hereof or any other pertinent Operative Document, each such party agrees, to the extent permitted by applicable law, that a construction which would preserve such benefits shall control over any construction which would not preserve such benefits.

      Section 9.16 No Legal Title to Spare Parts Collateral in Noteholders. No Noteholder shall have legal title to any part of the Spare Parts Collateral. No transfer, by operation of law or otherwise, of any Note or other right, title and interest of any Noteholder in and to the Spare Parts Collateral or hereunder shall operate to terminate this Spare Parts Security Agreement or entitle such Noteholder or any successor or transferee of such Holder to an accounting or to the transfer to it of any legal title to any part of the Spare Parts Collateral.

                            [SIGNATURE PAGE FOLLOWS]

                                                  Spare Parts Security Agreement

      IN WITNESS WHEREOF, the parties have caused this Spare Parts Security Agreement to be duly executed and delivered all as of the date first above written.

                                           AMERICAN AIRLINES, INC.

                                           By:   /s/ Beverly K. Goulet
                                              ---------------------------------
                                               Name:  Beverly K. Goulet
                                               Title: Vice President, Corporate
                                                      Development & Treasurer

                                           U.S. BANK TRUST NATIONAL
                                           ASSOCIATION,
                                           as Security Agent

                                           By:   /s/ Alison D. B. Nadeau
                                              ---------------------------------
                                               Name:  Alison D. B. Nadeau
                                               Title  Vice President

                                                  Spare Parts Security Agreement

                                                                      Schedule 1

                              DESIGNATED LOCATIONS

 #            LONG NAME                ADDRESS
----          ---------                -------
 1       AMERICAN AIRLINES, INC.  INTERNATIONAL AIRPORT
                                  2200 SUNPORT BLVD SE
                                  ALBUQUERQUE, NM  87106

 2       AMERICAN AIRLINES, INC.  ATTN SUPPLY SVCS SHOP ACM
                                  MAINTENANCE AND ENGR CENTER
                                  3800 NO MINGO ROAD
                                  TULSA, OK  74116

 3       AMERICAN AIRLINES, INC.  MTCE WAREHOUSE -
                                  STORES RECEIVING
                                  BLDG 11  MD 8250
                                  2000 EAGLE PARKWAY
                                  FT WORTH, TX  76177

 4       AMERICAN AIRLINES, INC.  ATTN: GARY LIBBY  AUTO LC
                                  STORES RECEIVING BLDG 2
                                  9200 NW 112TH STREET
                                  KANSAS CITY, MO  65153

 5       AMERICAN AIRLINES, INC.  ACCESSARY LOAD CENTER
                                  STORES RECEIVING GROUND OPPS CTR
                                  9200 NW 112TH STREET
                                  KANSAS CITY, MO  65153

 6       AMERICAN AIRLINES, INC.  ATTN: STORES RECEIVING/
                                  GREG NELSON
                                  RAMP LEVEL GATE T14
                                  HARTSFIELD INTL AIRPORT
                                  ATLANTA, GA  30320

 7       AMERICAN AIRLINES, INC.  ATTN: STORES DEPT.
                                  3600 PRESIDENTIAL BLVD
                                  RMP LVL GATE 19
                                  AUSTIN BERGSTROM INTL. AIRPORT
                                  AUSTIN , TX  78719

 8       AMERICAN AIRLINES, INC.  STORES RECEIVING DEPARTMENT
                                  BRADLEY INTL AIRPORT
                                  STORES RECEIVING
                                  WINDSOR LOCKS, CT  06096

                                   Schedule 1

                                                  Spare Parts Security Agreement

 #            LONG NAME                ADDRESS
----          ---------                -------
 9       AMERICAN AIRLINES, INC.  JOHNSON CONTROLS
                                  5900 AIRPORT HIGHWAY DOCK 42
                                  BIRMINGHAM, AL 35212

10       AMERICAN AIRLINES, INC.  ATTN: STORES RECEIVING DEPARTMENT
                                  931 AIRPORT SERVICE ROAD
                                  NASHVILLE, TN 37214

11       AMERICAN AIRLINES, INC.  STORES RECEIVING
                                  100 AIRPORT ROAD
                                  LOGAN INTL AIRPORT
                                  EAST BOSTON, MA 02128

12       AMERICAN AIRLINES, INC.  SUPPLY RECEIVING
                                  2627 NORTH HOLLYWOOD WAY
                                  BURBANK, CA 91505

13       AMERICAN AIRLINES, INC.  STORES RECEIVING DEPT.
                                  RAMP LEVEL GATE C7
                                  ROLL UP DOOR
                                  BALTIMORE/WASHINGTON
                                  INTL. AIRPORT
                                  BALTIMORE, MD 21240

14       AMERICAN AIRLINES, INC.  MAINTENANCE AND ENGINEERING CENTER
                                  3800 NORTH MINGO RD.
                                  TULSA, OK 74116

15       AMERICAN AIRLINES, INC.  ATTN: T SANCHEZ
                                  6030 CARGO RD
                                  HOPKINS INTERNATIONAL AIRPORT
                                  CLEVELAND, OH 44135

16       AMERICAN AIRLINES, INC.  ATTN  JIM PERKINS
                                  6501 OLD DOWD ROAD
                                  CHARLOTTE, NC 28208

17       AMERICAN AIRLINES, INC.  PORT COLUMBUS INTRNTL AIRPORT
                                  4600 INTRNTL GATEWAY
                                  COLUMBUS, OH 43219

18       AMERICAN AIRLINES, INC.  MAINTENANCE ENGINEERING
                                  ATTN SUPPLY SERVICES HGR 1 & 2
                                  3800 N MINGO ROAD
                                  TULSA, OK 74116

19       AMERICAN AIRLINES, INC.  7770 EAST DRENNAN ROAD
                                  COLORADO SPRINGS MUNICIPAL ARPRT
                                  COLORADO SPRINGS, CO 80916

                                                  Spare Parts Security Agreement

 #            LONG NAME                ADDRESS
----          ---------                -------
20       AMERICAN AIRLINES, INC.  CENTRAL TOOL ROOM
                                  STORES RECEIVING GROUND OPPS CTR
                                  9200 NW 112TH STREET
                                  KANSAS CITY, MO  65153

21       AMERICAN AIRLINES, INC.  2015 W. NATIONAL RD.
                                  VANDALIA, OH  45377

22       AMERICAN AIRLINES, INC.  STORES RECEIVING DEPT.
                                  HANGER 3
                                  REAGAN WASHINGTON
                                  NATIONAL AIRPORT
                                  WASHINGTON, DC  20001

23       AMERICAN AIRLINES, INC.  ATTN: AIRCRAFT SUPPLY
                                  DENVER INTERNATIONAL AIRPORT
                                  9116 PENA BOULEVARD
                                  DENVER, CO  80249

24       AMERICAN AIRLINES, INC.  STORES DEPT.
                                  HANGAR 1 - RECEIVING DEPT.
                                  WEST 21ST STREET
                                  DALLAS-FORT WORTH AIRPORT, TX  75261-9047

25       AMERICAN AIRLINES, INC.  DES MOINES MUNICIPAL AIRPORT
                                  DES MOINES, IA  50321

26       AMERICAN AIRLINES, INC.  ATTN  STORES RECEIVING
                                  BUILDING 610
                                  METROPOLITAN AIRPORT
                                  DETROIT, MI  48242

27       AMERICAN AIRLINES, INC.  EAGLE COUNTY AIRPORT TERMINAL
                                  0215 ELDON WILSON ROAD
                                  AIRCRAFT PARTS
                                  EAGLE, CO  81631

28       AMERICAN AIRLINES, INC.  HANGER/EHGJJ
                                  2000 EAGLE PARKWAY
                                  FORT WORTH, TX  76177

29       AMERICAN AIRLINES, INC.  C/O ELP INTL AIRPORT
                                  INTL AIRPORT
                                  EL PASO, TX  79925

30       AMERICAN AIRLINES, INC.  GUARD POST E
                                  NEWARK INTERNATIONAL AIRPORT
                                  TERMINAL A
                                  NEWARK, NJ  07114

                                                  Spare Parts Security Agreement

 #            LONG NAME                ADDRESS
----          ---------                -------
31       AMERICAN AIRLINES, INC.  5175 EAST CLINTON WAY
                                  FRESNO, CA  93727

32       AMERICAN AIRLINES, INC.  200 TERMINAL DRIVE
                                  FORT LAUDERDALE
                                  INTERNATIONAL AIRPORT
                                  FORT LAUDERDALE, FL 33315

33       AMERICAN AIRLINES, INC.  4200 BUCKINGHAM
                                  FT. WORTH, TX  76155

34       AMERICAN AIRLINES, INC.  FLIGHT ACADEMY
                                  4601 HIGHWAY 360
                                  FT. WORTH, TX 76155

35       AMERICAN AIRLINES, INC.  SPECTRUM JET CENTER
                                  COUNTY ROAD 51A
                                  HAYDEN, CO  81639

36       AMERICAN AIRLINES, INC.  A/C MAINTENANCE
                                  300 ROGERS BLVD.  GATE 17
                                  HONOLULU, HI  96820

37       AMERICAN AIRLINES, INC.  WILLIAM T. HOBBY AIRPORT
                                  7800 AIRPORT BOULEVARD
                                  HOUSTON, TX  77061

38       AMERICAN AIRLINES, INC.  WESTCHESTER COUNTY AIRPORT
                                  WHITE PLAINS, NY  10604

39       AMERICAN AIRLINES, INC.  AMERICAN AIRLINES, INC.
                                  1000 GLENN HEARN BLVD.
                                  HUNTSVILLE INTERNATIONAL AIRPORT
                                  HUNTSVILLE, AL  35824

40       AMERICAN AIRLINES, INC.  ATTN: STORES RECEIVING DEPT.
                                  MIDFIELD TERMINAL RAMP
                                  LEVEL D21
                                  DULLES INTL AIRPORT
                                  DULLES, VA  20166

41       AMERICAN AIRLINES, INC.  ATTN: STORES RECEIVING
                                  2800 N. TERMINAL RD.
                                  BUSH INTERCONTINENTAL AIRPORT
                                  HOUSTON, TX  77032

42       AMERICAN AIRLINES, INC.  C/O AMERICAN EAGLE AIRLINES, INC.
                                  ATTN: BEN HARVILLE
                                  2299 AIRPORT ROAD
                                  WICHITA, KS  67209

                                                  Spare Parts Security Agreement

 #            LONG NAME                ADDRESS
----          ---------                -------
43       AMERICAN AIRLINES, INC.  ATTN.STORES RECEIVING
                                  INDIANAPOLIS INTL AIRPORT
                                  INDIANAPOLIS, IN  46241

44       AMERICAN AIRLINES, INC.  JACKSON HOLE AIRPORT
                                  HIGHWAY 89
                                  JACKSON HOLE, WY  83001

45       AMERICAN AIRLINES, INC.  JACKSONVILLE INTERNATIONAL AIRPORT
                                  2400 YANKEE CLIPPER DRIVE
                                  SUITE 102
                                  JACKSONVILLE, FL  32218

46       AMERICAN AIRLINES, INC.  ATTN  STORES RECEIVING
                                  HANGAR 10
                                  RECEIVING DOCK
                                  JOHN F KENNEDY INTL AIRPORT
                                  JAMAICA, NY  11430

47       AMERICAN AIRLINES, INC.  77 BEIRUT CIRCLE
                                  KANSAS CITY INTERNATION AIRPORT
                                  ATTN: SUPPLY RCVNG
                                  816-801-5733
                                  KANSAS CITY, MO 64153-2003

48       AMERICAN AIRLINES, INC.  C/O ALOHA AIRLINES
                                  (808)329-9199
                                  73-342 KUPIPI STREET
                                  KONA INT'L AIRPORT
                                  KAILUA, HI  96740

49       AMERICAN AIRLINES, INC.  727 WRIGHT BROS. LN.
                                  SUITE 101
                                  LAS VEGAS, NV  89111

50       AMERICAN AIRLINES, INC.  ATTN  STORES RECEIVING
                                  LOS ANGELES INTL AIRPORT
                                  7000 WORLD WAY WEST
                                  LOS ANGELES, CA  90045

51       AMERICAN AIRLINES, INC.  SUPERVISOR STORES SUPPLY
                                  HANGAR 5
                                  RECEIVING DOCK
                                  LAGUARDIA AIRPORT STATION
                                  FLUSHING, NY  11371

52       AMERICAN AIRLINES, INC.  TICKET COUNTER (562)938-8573
                                  4100 DONALD DOUGLAS BLVD
                                  LONG BEACH AIRPORT
                                  LONG BEACH, CA  90808

                                                  Spare Parts Security Agreement

 #            LONG NAME                ADDRESS
----          ---------                -------
53       AMERICAN AIRLINES, INC.  ATTN SUPPLY SVCS HGR 3/4
                                  MAINTENANCE AND ENGR CENTER
                                  3834 NORTH MINGO ROAD
                                  TULSA, OK  74116-5003

54       AMERICAN AIRLINES, INC.  LIHUE AIRPORT
                                  C/O ALOHA AIRLINES,
                                  AIRCRAFT MAINTENANCE
                                  3901 MOKULELE LOOP, UNIT 42
                                  LIHUE, HI  96766-9797

55       AMERICAN AIRLINES, INC.  MAIN STORES RECEIVING
                                  GROUND OPERATIONS CENTER
                                  9200 NW 112TH STREET
                                  KANSAS CITY, MO 64153-2003

56       AMERICAN AIRLINES, INC.  STORES/MAINTENANCE
                                  ORLANDO INT L AIRPORT
                                  8819 BEAR ROAD
                                  ORLANDO, FL  32827

57       AMERICAN AIRLINES, INC.  C/O CONTINENTAL AIRLINES AIRFREIGHT
                                  MIDWAY AIRPORT
                                  5240 W 63RD STREET
                                  CHICAGO, IL  60638

58       AMERICAN AIRLINES, INC.  STORES DEPT. MEMPHIS INT'L AIRPORT
                                  TERMINAL C TICKET COUNTER
                                  2491 WINCHESTER RD. SUITE 305
                                  MEMPHIS, TN  38141

59       AMERICAN AIRLINES, INC.  MCALLEN INTERNATIONAL AIRPORT
                                  2500 SOUTH BICENTENNIAL BLVD
                                  SUITE 103
                                  MCALLEN, TX  78503

60       AMERICAN AIRLINES, INC.  ATTN: SUPPLY RECEIVING
                                  MIA INTERNATIONAL AIRPORT
                                  BUILDING 3095 N.W. 22ND ST.
                                  MIAMI, FL  33122

61       AMERICAN AIRLINES, INC.  STORES RECEIVING GROUND OPPS CTR
                                  MKC LOAD CENTER
                                  9200 NW 112TH STREET
                                  KANSAS CITY, MO  64153

62       AMERICAN AIRLINES, INC.  ATTN. STORES RECEIVING
                                  7550 22ND AVE. SOUTH
                                  SUITE 132
                                  MINNEAPOLIS, MN  55450

                                                  Spare Parts Security Agreement

 #            LONG NAME                ADDRESS
----          ---------                -------
63       AMERICAN AIRLINES, INC.  NEW ORLEANS INTERNATIONAL AIRPORT
                                  900 AIRLINE HIGHWAY
                                  NEW ORLEANS, LA  70141

64       AMERICAN AIRLINES, INC.  ATTN: GENERAL MANAGER
                                  2100 AIRPORT ROAD
                                  MONTROSE, CO  81401

65       AMERICAN AIRLINES INC.   NARROW BODY LOAD CENTER
                                  STORES RECEIVING GROUND OPPS CTR
                                  9200 NW 112TH STREET
                                  KANSAS CITY, MO 64153-2003

66       AMERICAN AIRLINES, INC.  SPEC200 S/T=W S  (510)577-4723
                                  STORES RECEIVING DEPT.
                                  1 AIRPORT DRIVE
                                  OAKLAND INTERNATIONAL AIRPORT
                                  OAKLAND, CA  94621

67       AMERICAN AIRLINES, INC.  KAHULUI AIRPORT
                                  AIRCRAFT MAINTENANCE
                                  KAHULUI, MAUI,  HI  96732

68       AMERICAN AIRLINES, INC.  ATTN: STORES SUPPLY
                                  WILL ROGERS WORLD AIRPORT
                                  7100 TERMINAL DRIVE, BOX 597
                                  OKLAHOMA CITY, OK  73159

69       AMERICAN AIRLINES, INC.  4501 ABBOTT DRIVE, STE 1750
                                  EPPLEY AIRFIELD
                                  OMAHA, NE  68110

70       AMERICAN AIRLINES, INC.  AA TERMINAL BLDG.
                                  INTERNATIONAL AIRPORT
                                  ONTARIO, CA  91761

71       AMERICAN AIRLINES, INC.  ATTN  STORES RECEIVING
                                  TOUHY AND MT. PROSPECT ROADS
                                  O'HARE INTERNATIONAL AIRPORT
                                  CHICAGO, IL  60666

72       AMERICAN AIRLINES, INC.  C/O AA TICKET COUNTER
                                  NORFOLK INTERNATIONAL AIRPORT
                                  NORFOLK, VA  23518

73       AMERICAN AIRLINES, INC.  ATTN.  GENERAL MANAGER
                                  PALM BEACH INT'L AIRPORT
                                  WEST PALM BEACH, FL 33406

                                                  Spare Parts Security Agreement

 #            LONG NAME                ADDRESS
----          ---------                -------
74       AMERICAN AIRLINES, INC.  AMERICAN AIRLINES AIR CARGO
                                  7790 NORTH EAST AIRPORT WAY
                                  503-249-4450
                                  PORTLAND, OR  97218

75       AMERICAN AIRLINES, INC.  ATTN: SUPPLY RECEIVING DEPT.
                                  WEST PAC BLDG C2 DOOR 7
                                  INTERNATIONAL AIRPORT
                                  PHILADELPHIA, PA  19153

76       AMERICAN AIRLINES, INC.  ATTN  STORES RECEIVING
                                  3400 SKY HARBOR BLVD
                                  PHOENIX, AZ  85034

77       AMERICAN AIRLINES, INC.  ATTN  STORES RECEIVING
                                  GREATER PITTSBURG INTL AIRPORT
                                  PITTSBURGH, PA  15231

78       AMERICAN AIRLINES, INC.  PHONE 778-3647
                                  MUNICIPAL AIRPORT
                                  PALM SPRINGS, CA  92262

79       AMERICAN AIRLINES, INC.  THEODORE F GREEN AIRPORT
                                  2000 POST ROAD
                                  WARWICK, RI  02886

80       AMERICAN AIRLINES, INC.  ATTN: STORES RECEIVING DEPT
                                  RAMP LEVEL GATE C19, MD 9915
                                  RDU INTERNATIONAL AIRPORT
                                  MORRISVILLE, NC  27560

81       AMERICAN AIRLINES, INC.  STORES BUILDING 1
                                  ATTN: REI SUPPORT CENTER
                                  9200 NW 112TH STREET
                                  KANSAS CITY, MO 64153-2003

82       AMERICAN AIRLINES, INC.  AIR CARGO BUILDING
                                  FEDERAL ROAD
                                  RICHMOND, VA  23231

83       AMERICAN AIRLINES, INC.  RNO HANGAR / STORES RECEIVING
                                  365 SOUTH ROCK BLVD
                                  RENO, NV  89502

84       AMERICAN AIRLINES, INC.  ROCHESTER INTERNATIONAL AIRPORT
                                  ROCHESTER, MN  55902

85       AMERICAN AIRLINES, INC.  SOUTHWEST FLORIDA INTERNATIONAL AIRPORT
                                  1600 CHAMBERLIN PARKWAY 8664
                                  FORT MYERS, FL  33913

                                                  Spare Parts Security Agreement

 #            LONG NAME                ADDRESS
----          ---------                -------
86       AMERICAN AIRLINES, INC.  ATTN. STORES DEPARTMENT
                                  2330 STILLWATER ROAD
                                  SAN DIEGO, CA  92101

87       AMERICAN AIRLINES, INC.  ATTN  STORES RECEIVING
                                  INTERNATIONAL AIRPORT
                                  10000 JOHN SAUNDERS ROAD
                                  SAN ANTONIO, TX  78216

88       AMERICAN AIRLINES, INC.  4650 TERMINAL DRIVE
                                  CARGO BAY 15, STANDIFORD FIELD
                                  LOUISVILLE, KY  40209

89       AMERICAN AIRLINES, INC.  2345 SO. 156 TH ST.
                                  C/O AMERICAN AIRFREIGHT
                                  SEATTLE/TACOMA INTL AIRPORT
                                  SEATTLE, WA  98158

90       AMERICAN AIRLINES, INC.  ATTN  SHIPPING & RECEIVING
                                  COAST GUARD RD /
                                  SUPERBAY HANGAR
                                  SFO INTERNATIONAL AIRPORT
                                  SAN FRANCISCO, CA  94128

91       AMERICAN AIRLINES, INC.  ATTN  BAE 146 RETENTION
                                  INTERNATIONAL AIRPORT
                                  SAN FRANCISCO, CA  94128

92       AMERICAN AIRLINES, INC.  ATTN: SUPPLY SERVICES HGR #6
                                  3806 NORTH MINGO ROAD
                                  TULSA, OK  74116

93       AMERICAN AIRLINES, INC.  STORES REC. RAMP LVL GATE 11
                                  TERM A
                                  SAN JOSE INTERNATIONAL AIRPORT
                                  SAN JOSE, CA  95110

94       AMERICAN AIRLINES, INC.  ATTN: STORES RECEIVING
                                  776 N. TERMINAL DR.
                                  SALT LAKE INTL AIRPORT
                                  SALT LAKE CITY, UT  84122

95       AMERICAN AIRLINES, INC.  METROPOLITAN AIRPORT
                                  6928 AIRPORT BLVD.
                                  SACRAMENTO, CA  95837

96       AMERICAN AIRLINES, INC.  3000 AIRWAY AVE
                                  COSTA MESA, CA  92626

                                                  Spare Parts Security Agreement

 #            LONG NAME                ADDRESS
-----         ---------                -------
97       AMERICAN AIRLINES, INC.  SQU SURPLUS SALES
                                  PROCESSING CENTER
                                  6929 EAST READING PLACE
                                  FAX: 918-834-9287
                                  TULSA, OK 74115

98       AMERICAN AIRLINES, INC.  ATTN: STORES RECEIVING
                                  MAINT FACILITY
                                  LAMBERT , ST. LOUIS INT'L AIRPORT
                                  10900 LAMBERT INT'L BLVD.
                                  BRIDGETON, MO  63044

99       AMERICAN AIRLINES, INC.  ATTN  SUPPLY SERVICES RECEIVING
                                  OPERATIONS-TERMINAL BLDG.
                                  INTERNATIONAL AIRPORT
                                  TULSA, OK  74151

100      AMERICAN AIRLINES, INC.  STORES RECEIVING
                                  ATTN  FRANKIE ALEXANDER
                                  AIRSIDE F SERVICE ROAD
                                  TAMPA INT'L AIRPORT GATE 78
                                  TAMPA, FL  33607

101      AMERICAN AIRLINES, INC.  ATTN  STORES RECEIVING
                                  TULJ NEW WAREHOUSE
                                  3800 NO. MINGO ROAD
                                  TULSA, OK  74116-5020

102      AMERICAN AIRLINES, INC.  TUCSON INTERNATIONAL AIRPORT
                                  STORES RECEIVING DOCK
                                  TUCSON, AZ  85706

103      AMERICAN AIRLINES, INC.  WIDE BODY LOAD CENTER
                                  STORES RECEIVING GROUND OPPS CTR
                                  9200 NW 112TH STREET
                                  KANSAS CITY, MO 64153-2003

104      AMERICAN AIRLINES, INC.  2000 EAGLE PARKWAY
                                  FT. WORTH, TX  76177

105      AMERICAN AIRLINES, INC.  ATTN: SUPPLY SERVICES HGR#5
                                  3805 N. MINGO ROAD
                                  TULSA, OK  74116

106      AMERICAN AIRLINES, INC.  NWARKANSAS REGIONAL AIRPORT
                                  1 AIRPORT BLVD.
                                  BENTONVILLE, AR  72712

                                                  Spare Parts Security Agreement

                                                  Spare Parts Security Agreement

                              DEFINITIONS APPENDIX

      SECTION 1.Defined Terms.

      "Acceleration" means, with respect to the amounts payable in respect of the Notes issued under the Indenture, such amounts becoming immediately due and payable pursuant to Section 7.2 of the Indenture. "Accelerate", "Accelerated" and "Accelerating" have meanings correlative to the foregoing.

      "Advance", with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

      "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "Control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

      "Agent" means any Registrar, Paying Agent or co-Registrar or co-Paying Agent.

      "Agent Members" is defined in Section 2.5(a) of the Indenture.

      "Aircraft" means any contrivance invented, used, or designed to navigate, or fly in, the air.

      "Aircraft Model" is defined in Section 3.3(b) of the Collateral Maintenance Agreement.

      "American Bankruptcy Event" means the occurrence and continuation of an Event of Default under Section 7.1(g), (h) or (i) of the Indenture.

                                                  Spare Parts Security Agreement

                                  Appendix I-1

      "American Class C Notes" means any Original Class C Notes or New Class C Notes that are sold to an American Entity.

      "American Entity" means AMR Corporation, a Delaware corporation, the Company, and any Affiliate of AMR Corporation.

      "Annual Appraisal Report Date" means, with respect to 2004 and each year thereafter, October 1, in each case subject to Sections 2.5, 2.6, and 2.8 of the Collateral Maintenance Agreement.

      "Annual Methodology" means, in determining an opinion as to the Fair Market Value of the Pledged Spare Parts, taking the following actions: (i) reviewing the Parts Inventory Report prepared as of the applicable Parts Inventory Report Date; (ii) reviewing the Independent Appraiser's internal value database for values applicable to Qualified Spare Parts included in the Pledged Spare Parts; (iii) developing a representative sampling of a reasonable number of the different Qualified Spare Parts included in Pledged Spare Parts for which a market check will be conducted; (iv) checking other sources, such as manufacturers, other airlines, U.S. government procurement data and airline parts pooling price lists, for current market prices of the sample parts referred to in clause (iii); (v) establishing a ratio of Serviceable Parts to Unserviceable Parts as of the applicable Parts Inventory Report Date based upon information provided by the Company and the Independent Appraiser's limited physical review of the Pledged Spare Parts referred to in the following clause
(vi); (vi) visiting at least two locations selected by the Independent Appraiser where the Pledged Spare Parts are kept by the Company (none of which was visited for purposes of the last appraisal based upon the Annual Methodology, unless it would be impossible to comply with the immediately following proviso without visiting one or more of the locations visited for purposes of such last appraisal), provided that at least one such location shall be one of the top three locations at which the Company keeps the largest number of Pledged Spare Parts, to conduct a limited physical inspection of the Pledged Spare Parts;
(vii) conducting a review of the inventory reporting system applicable to the Pledged Spare Parts the scope of which shall be reasonably determined by the Independent Appraiser in its professional judgment, including checking information reported in such system against information determined through physical inspection pursuant to the preceding clause (vi); and (viii) reviewing a sampling of the Spare Parts Documents.

      "Annual Methodology Request" is defined in Section 2.5(a) of the Collateral Maintenance Agreement.

                                                  Spare Parts Security Agreement

                                  Appendix I-2

      "Annual Parts Inventory Report" means any Parts Inventory Report dated as of a date falling within the time period set forth in clause (iii) of the definition of "Parts Inventory Report Period", subject to Section 2.5(b)(ii) of the Collateral Maintenance Agreement.

      "Appliance" means an instrument, equipment, apparatus, a part, an appurtenance, or an accessory used, capable of being used, or intended to be used, in operating or controlling Aircraft in flight, including a parachute, communication equipment, and another mechanism installed in or attached to Aircraft during flight, and not a part of an Aircraft, Engine, or Propeller.

      "Applicable Period" means, with respect to any Nonappraisal Compliance Report Date, the period commencing on the immediately preceding Nonappraisal Compliance Report Date (or in the case of the first Nonappraisal Compliance Report Date following the Closing Date, commencing on the Closing Date) through the date immediately preceding but not including such Nonappraisal Compliance Report Date.

      "Applied Downgrade Advance", with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

      "Applied Non-Extension Advance", with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

      "Appraisal Compliance Report" means, as of any date, a report providing information relating to the calculation of each Collateral Ratio, which report shall be substantially in the form of Appendix II to the Collateral Maintenance Agreement.

      "Appraisal Report Date" means (a) any Annual Appraisal Report Date and (b) any Quarterly Appraisal Report Date.

      "Appraised Value" means, (i) with respect to any Pledged Spare Parts or Cash Collateral, the Fair Market Value of such Pledged Spare Parts or Cash Collateral as most recently determined pursuant to (x) the report attached as Appendix II to the Offering Memo or (y) Article II of the Collateral Maintenance Agreement, and (ii) with respect to Other Collateral, the Fair Market Value of such Other Collateral determined in accordance with the applicable Collateral Agreement, as contemplated by Section 3.1(c) of the Collateral Maintenance Agreement.

                                                  Spare Parts Security Agreement

                                  Appendix I-3

      "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C.
Section 101 et seq.

      "Base Rate", with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

      "Business Day" means any day that is other than a Saturday, a Sunday, or
(a) a day on which commercial banks are required or authorized to close in (i) Fort Worth, Texas, (ii) New York, New York, or (iii) the city and state in which the Trustee maintains its Corporate Trust Office or receives and disburses funds, or (b) solely with respect to draws under any Liquidity Facility, a day which is not a "Business Day" as defined in such Liquidity Facility.

      "Cash Collateral" means cash and/or Investment Securities: (a) deposited or to be deposited with the Collateral Agent or an Eligible Institution (i) by the Company or (ii) consisting of the proceeds of the Collateral pursuant to the Collateral Agreements, and (b) subject to the Lien of any Collateral Agreement. For the avoidance of doubt, a drawing on any Liquidity Facility or any Liquidity Facility Cash Collateral Account will not be deemed to be "Cash Collateral" for purposes of any Collateral Agreement.

      "Citibank" has the meaning assigned to such term in the first paragraph of the Indenture.

      "Citizen of the United States" is defined in 49 U.S.C. Section
40102(a)(15).

      "Claims" is defined in Section 6.1 of the Indenture.

      "Class" means any class of Notes, including the Class A Notes, the Class B Notes and, if issued, the Class C Notes.

      "Class A Collateral Ratio" means a percentage determined by dividing (i) the aggregate principal amount of all Class A Notes Outstanding minus the Fair Market Value of the Cash Collateral held by the Collateral Agent by (ii) the Fair Market Value of all Pledged Spare Parts, as set forth in the most recent Independent Appraiser's Certificate delivered by the Company pursuant to Article II of the Collateral Maintenance Agreement, plus the Fair Market Value of Other Collateral, if any, excluding any Cash Collateral, as provided in Section 3.1(c) of the Collateral Maintenance Agreement.

                                                  Spare Parts Security Agreement

                                  Appendix I-4

      "Class A Debt Rate" means a rate per annum equal to 7.25%, provided that, solely in the event no Registration Event (as defined in the Class A Registration Rights Agreement) occurs on or prior to the 270th day after the Closing Date, the Class A Debt Rate for the Initial Class A Notes shall be increased by 0.50% per annum, effective from and including such 270th day (or, if such 270th day is not a Business Day, the first Business Day thereafter) to but excluding the date on which such Registration Event occurs, provided further, that, if to permit additional Holders of Offered Securities (as defined in the Class A Registration Rights Agreement) (who have notified the Company in writing of their intention to participate in the Exchange Offer) to participate in the Exchange Offer, the length of such Exchange Offer is extended beyond such 270th day (or, if such 270th day is not a Business Day, the first Business Day thereafter), the interest rate shall not be increased if the Exchange Offer is consummated within 60 days of such extension. In the event that the Shelf Registration Statement (as defined in the Class A Registration Rights Agreement) required to be effective pursuant to Section 2(b) of the Class A Registration Rights Agreement ceases to be effective at any time during the period specified by Section 2(b) of the Class A Registration Rights Agreement for more than 60 days, whether or not consecutive, during any 12-month period, the Class A Debt Rate for the Initial Class A Notes shall be increased by 0.50% per annum from and including the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective.

      "Class A Final Legal Maturity Date" means February 5, 2011.

      "Class A Final Scheduled Payment Date" means February 5, 2009.

      "Class A Liquidity Facility" means, initially, the Revolving Credit Agreement, dated as of the Issuance Date, between the Trustee and the initial Class A Liquidity Provider, and, from and after the replacement of such Revolving Credit Agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

      "Class A Liquidity Facility Cash Collateral Account" means an Eligible Deposit Account in the name of the Trustee maintained at an Eligible Institution, which shall be the Trustee if it shall so qualify, into which all amounts drawn under the Class A Liquidity Facility pursuant to Section 3.6(c), 3.6(d) or 3.6(i) of the Indenture shall be deposited.

                                                  Spare Parts Security Agreement

                                  Appendix I-5

      "Class A Liquidity Provider" means, initially, Citibank, N.A., or, upon the issuance of a Replacement Liquidity Facility to replace the Class A Liquidity Facility pursuant to Section 3.6(e) of the Indenture, the Replacement Liquidity Provider issuing such Replacement Liquidity Facility.

      "Class A Liquidity Provider Provisions" is defined in Section 4.1 of the Collateral Maintenance Agreement.

      "Class A Noteholder" means any Holder of one or more Class A Notes.

      "Class A Notes" means the Initial Class A Notes and the Exchange Class A Notes.

      "Class A Registration Rights Agreement" means the Registration Rights Agreement, dated as of February 6, 2004, by and between the Company and the Initial Purchasers.

      "Class B Collateral Ratio" means a percentage determined by dividing (i) the aggregate principal amount of all Class A Notes and Class B Notes Outstanding minus the Fair Market Value of the Cash Collateral held by the Collateral Agent by (ii) the Fair Market Value of all Pledged Spare Parts, as set forth in the most recent Independent Appraiser's Certificate delivered by the Company pursuant to Article II of the Collateral Maintenance Agreement, plus the Fair Market Value of Other Collateral, if any, excluding any Cash Collateral, as provided in Section 3.1(c) of the Collateral Maintenance Agreement.

      "Class B Debt Rate" means a rate per annum equal to 9.00%.

      "Class B Final Legal Maturity Date" means February 5, 2009.

      "Class B Final Scheduled Payment Date" means February 5, 2009.

      "Class B Liquidity Facility", if any, means a revolving credit agreement (or agreements) in substantially the form of the Class A Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit, surety bond, financial insurance policy or guaranty) between the Trustee and the Class B

                                                  Spare Parts Security Agreement

                                  Appendix I-6

Liquidity Provider, in each case in accordance with the applicable provisions of Exhibit D to the Indenture, and from and after the replacement of such agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

      "Class B Liquidity Facility Cash Collateral Account", if any, means an Eligible Deposit Account in the name of the Trustee maintained at an Eligible Institution, which shall be the Trustee if it shall so qualify, into which all amounts drawn under the Class B Liquidity Facility pursuant to Section 3.6(c), 3.6(d) or 3.6(i) of the Indenture shall be deposited.

      "Class B Liquidity Provider", if any, means the Person issuing the initial Class B Liquidity Facility or, upon the issuance of a Replacement Liquidity Facility to replace the Class B Liquidity Facility pursuant to Section 3.6(e) of the Indenture, the Replacement Liquidity Provider issuing such Replacement Liquidity Facility.

      "Class B Noteholder" means any Holder of one or more Class B Notes.

      "Class B Notes" means the Initial Class B Notes and the Exchange Class B Notes.

      "Class C Noteholder" means any Holder of one or more Class C Notes, if and when issued.

      "Class C Notes" means (a) the Original Class C Notes, (b) following a Refunding of the American Class C Notes that are Original Class C Notes, the New Class C Notes or (c) following a Refunding of the American Class C Notes that are New Class C Notes, the Second New Class C Notes.

      "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

      "Clearstream" means Clearstream Banking societe anonyme, Luxembourg.

      "Closing Date" means February 6, 2004.

                                                  Spare Parts Security Agreement

                                  Appendix I-7

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Collateral" means the Spare Parts Collateral and all other collateral in which the Collateral Agent has a security interest pursuant to the Collateral Agreements.

      "Collateral Agent" means the Security Agent and each other Person acting as agent on behalf of the Holders under any other Collateral Agreement.

      "Collateral Agreement" means each of the Spare Parts Security Agreement and any agreement under which a security interest has been granted in any Other Collateral pursuant to Section 3.1(a)(i) of the Collateral Maintenance Agreement.

      "Collateral Maintenance Agreement" means the Collateral Maintenance Agreement, dated as of the Issuance Date, between the Company and the Security Agent, as the same may be amended, supplemented, or otherwise modified from time to time in accordance with its terms.

      "Collateral Ratio" means the Class A Collateral Ratio or the Class B Collateral Ratio, as applicable.

      "Collection Account" means the Eligible Deposit Account established by the Trustee pursuant Section 8.13(a) of the Indenture which the Trustee shall make deposits in and withdrawals from in accordance with the Indenture.

      "Company" means the party named as such in the Indenture until a successor replaces it pursuant to the Indenture and thereafter means the successor.

      "Compliance Report Date" means, with respect to any Appraisal Compliance Report, the date by which the Independent Appraiser's Certificate related to such Appraisal Compliance Report is to be furnished by the Company under Article II of the Collateral Maintenance Agreement.

      "Consent Period" is defined in Section 3.6(d) of the Indenture.

                                                  Spare Parts Security Agreement

                                  Appendix I-8

      "Controlling Party" means the Person entitled to act as such pursuant to the terms of Section 3.9 of the Indenture.

      "Corporate Trust Office" when used with respect to the Trustee or the Security Agent, as the case may be, means the office of such Person at which at any particular time its corporate trust business is administered and which, at the Closing Date, is located at U.S. Bank Trust National Association, One Federal Street, 3rd Floor, EX-FED-MA, Boston, Massachusetts 02110, Attention:
Corporate Trust Department.

      "Debt Balance" means 110% of the principal amount of the Outstanding
Notes.

      "Debt Rate" means (i) with respect to the Class A Notes and the Original Class B Notes, the Class A Debt Rate or Class B Debt Rate, as applicable, (ii) with respect to any New Class B Notes, the rate per annum specified as such in an Indenture Refunding Amendment applicable to such Class, subject to any adjustments as provided therein, and (iii) with respect to any Class C Notes, the rate per annum specified in an amendment to the Indenture at the time of issuance of such Class C Notes, subject to any adjustments as provided therein.

      "Default" means any event which is, or after notice or passage of time, or both, would be, an Event of Default.

      "Definitions Appendix" means the Definitions Appendix attached as Appendix I to each of the Indenture, the Spare Parts Security Agreement, and the Collateral Maintenance Agreement, and constituting a part of each such Operative Document, respectively.

      "Definitive Exchange Note" is defined in Section 2.1(e) of the Indenture.

      "Definitive Initial Note" is defined in Section 2.1(e) of the Indenture.

      "Definitive Notes" is defined in Section 2.1(e) of the Indenture.

      "Designated Locations" means the locations in the U.S. owned or leased by the Company and designated from time to time by the Company at which the Pledged Spare Parts may be stored, located, maintained by or on behalf of the Company, which initially

                                                  Spare Parts Security Agreement

                                  Appendix I-9
shall be the locations set forth on Schedule 1 to the Spare Parts Security Agreement and shall include the additional locations included by the Company in Supplemental Security Agreements filed for recording in accordance with the provisions of the Federal Aviation Act.

      "Designated Representatives" is defined in Section 3.8(b) of the Indenture.

      "Direction" is defined in Section 12.15 of the Indenture.

      "Distribution Date" means (i) each Scheduled Payment Date (and, if a Payment required to be paid to the Trustee for distribution on such Scheduled Payment Date has not been so paid by 12:30 p.m., New York time, in whole or in part, on such Scheduled Payment Date, the next Business Day on which the Trustee receives some or all of such Payment by 12:30 p.m., New York time) and (ii) each day established for payment by the Trustee pursuant to Section 7.11 of the Indenture.

      "Dollar" and "$" mean the lawful currency of the United States.

      "Downgrade Drawing" is defined in Section 3.6(c) of the Indenture.

      "Downgraded Facility" is defined in Section 3.6(c) of the Indenture.

      "Drawing" means an Interest Drawing, a Final Drawing, a Non-Extension Drawing or a Downgrade Drawing, as the case may be.

      "DTC" means The Depository Trust Company, its nominees and their respective successors.

      "Eligible Account" means an account established by and with an Eligible Institution at the request of the Security Agent, which institution agrees, for all purposes of the NY UCC including Article 8 thereof, that (a) such account shall be a "securities account" (as defined in Section 8-501 of the NY UCC), (b) such institution is a "securities intermediary" (as defined in Section 8-102(a)(14) of the NY UCC), (c) all property (other than cash) credited to such account shall be treated as a "financial asset" (as defined in Section 8-102(9) of the NY UCC), (d) the Security Agent shall be the "entitlement holder" (as defined in Section 8-102(7) of the NY UCC) in respect of such

                                                  Spare Parts Security Agreement

                                  Appendix I-10
account, (e) it will comply with all entitlement orders issued by the Security Agent to the exclusion of the Company, (f) it will waive or subordinate in favor of the Security Agent all claims (including without limitation, claims by way of security interest, lien or right of set-off or right of recoupment), and (g) the "securities intermediary jurisdiction" (under Section 8-110(e) of the NY UCC) shall be the State of New York.

      "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a senior unsecured long-term corporate rating from Fitch of at least A- or its equivalent, a long-term unsecured debt rating from Moody's of at least A3 or its equivalent or a long-term issuer credit rating from Standard & Poor's of at least A- or its equivalent. An Eligible Deposit Account may be maintained with a Liquidity Provider so long as such Liquidity Provider is an Eligible Institution; provided that such Liquidity Provider shall have waived all rights of set-off and counterclaim with respect to such account.

      "Eligible Institution" means (a) the Security Agent or the Trustee, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a senior unsecured long-term corporate rating from Fitch of at least A- or its equivalent, a long-term unsecured debt rating from Moody's of at least A3 or its equivalent or a long-term issuer credit rating from Standard & Poor's of at least A- or its equivalent.

      "Eligible Investments" means (a) investments in obligations of, or guaranteed by, the U.S. Government having maturities no later than 90 days following the date of such investment, (b) investments in open market commercial paper of any corporation incorporated under the laws of the United States or any state thereof rated by Fitch at least F-1 or its equivalent, by Moody's at least P-1 or its equivalent or by Standard & Poor's at least A-1 or its equivalent having maturities no later than 90 days following the date of such investment or
(c) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with a senior unsecured short-term corporate rating by Fitch of at least F-1, a short-term unsecured debt rating by Moody's of at least P-1 or a short-term issuer credit rating by Standard & Poor's of at least A-1, having maturities no later than 90 days following the

                                                  Spare Parts Security Agreement

                                  Appendix I-11
date of such investment; provided, however, that (x) all Eligible Investments that are bank obligations shall be denominated in U.S. dollars; and (y) the aggregate amount of Eligible Investments at any one time that are bank obligations issued by any one bank shall not be in excess of 5% of such bank's capital surplus; provided further that any investment of the types described in clauses (a), (b) and (c) above may be made through a repurchase agreement in commercially reasonable form with a bank or other financial institution qualifying as an Eligible Institution so long as such investment is held by a third party custodian also qualifying as an Eligible Institution. Notwithstanding the foregoing, no investment of the types described in clause
(b) above which is issued or guaranteed by the Company or any of its Affiliates, and no investment in the obligations of any one bank in excess of $10,000,000, shall be an Eligible Investment unless a Ratings Confirmation shall have been received with respect to the making of such investment.

      "Engine" means an engine used, or intended to be used, to propel an Aircraft, including a part, appurtenance, and accessory of the Engine, except a Propeller.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

      "Event of Default" is defined in Section 7.1 of the Indenture.

      "Event of Loss" means (i) the loss of any of the Pledged Spare Parts or of the use thereof due to destruction, damage beyond repair or rendition of any of the Pledged Spare Parts permanently unfit for normal use for any reason whatsoever (other than the use of Pledged Spare Parts in the Company's operations); (ii) any damage to any of the Pledged Spare Parts which results in the receipt of insurance proceeds with respect to such Pledged Spare Parts on the basis of an actual or constructive total loss; or (iii) the loss of possession of any of the Pledged Spare Parts by the Company for 90 consecutive days as a result of the theft or disappearance of such Pledged Spare Parts.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                                                  Spare Parts Security Agreement

                                  Appendix I-12

      "Exchange 7.25% Class A Secured Notes due 2009" is defined in Section 2.1(a) of the Indenture.

      "Exchange Class A Notes" means the Class A Notes substantially in the form of Exhibit A-1 to the Indenture issued in exchange for, or replacement of, the Initial Class A Notes pursuant to the Class A Registration Rights Agreement and authenticated pursuant to the Indenture.

      "Exchange 9.00% Class B Secured Notes due 2009" is defined in Section 2.1(a) of the Indenture.

      "Exchange Class B Notes" means the Class B Notes substantially in the form of Exhibit A-2 to the Indenture issued in exchange for, or in replacement of, the New Class B Notes pursuant to a registration rights agreement entered into with respect to the Initial Class B Notes and authenticated pursuant to the Indenture.

      "Exchange Notes" means the Exchange Class A Notes, if any, and the Exchange Class B Notes, if any.

      "Exchange Offer" means, (i) with respect to the Class A Notes, the exchange offer which may be made pursuant to the Class A Registration Rights Agreement to exchange Initial Class A Notes for Exchange Class A Notes, and (ii) with respect to New Class B Notes, the exchange offer which may be made pursuant to a registration rights agreement with respect to such Notes to exchange such Notes for Exchange Class B Notes.

      "Exchange Offer Registration Statement" means, (i) with respect to the Class A Notes, the registration statement that, pursuant to the Class A Registration Rights Agreement, is filed by the Company with the SEC with respect to the exchange of Initial Class A Notes for Exchange Class A Notes, and (ii) with respect to New Class B Notes, the registration statement that, pursuant to a registration rights agreement with respect to such Notes, is filed by the Company with the SEC with respect to the exchange such Notes for Exchange Class B Notes.

      "Excluded Parts" means Spare Parts and Appliances (a) not located at a Designated Location, or (b) subject to a Loan to any Person.

                                                  Spare Parts Security Agreement

                                  Appendix I-13

      "Expendable" means a Spare Part or Appliance that, once used, cannot be reused and, if not serviceable, generally cannot be overhauled or repaired.

      "FAA" means the United States Federal Aviation Administration and any agency or instrumentality of the United States government succeeding to its functions.

      "FAA Filed Documents" means the Spare Parts Security Agreement and, to the extent required by the FAA to be filed with the FAA, any other Collateral Agreements.

      "Fair Market Value", (i) with respect to any Pledged Spare Part or Cash Collateral, means its fair market value, subject to Sections 2.7 and 4.2 of the Collateral Maintenance Agreement, determined on the basis of a hypothetical sale negotiated in an arm's length free market transaction between a willing and able seller and a willing and able buyer, neither of whom is under undue pressure to complete the transaction, under then current market conditions, provided that cash shall be valued at its Dollar amount, and, (ii) with respect to Other Collateral, has the meaning specified in the applicable Collateral Agreement, as contemplated by Section 3.1(c) of the Collateral Maintenance Agreement.

      "Federal Aviation Act" means Title 49 of the United States Code, "Transportation", as amended from time to time, or any similar legislation of the United States enacted in substitution or replacement thereof.

      "Fee Letters" means, with respect to each Liquidity Facility, the Fee Letter between such Liquidity Provider and the Trustee with respect to the related Liquidity Facility and any fee letter entered into by the Trustee and any Replacement Liquidity Provider in respect of any Replacement Liquidity Facility.

      "Final Advance" with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

      "Final Drawing" is defined in Section 3.6(i) of the Indenture.

      "Final Legal Maturity Date" means, as the context requires: the Class A Final Legal Maturity Date or the Class B Final Legal Maturity Date.

                                                  Spare Parts Security Agreement

                                  Appendix I-14

      "Final Scheduled Payment Date" means, as the context requires: the Class A Final Scheduled Payment Date or the Class B Final Scheduled Payment Date.

      "Financing Statements" means, collectively, UCC-1 financing statements covering the Collateral, by the Company, as debtor, showing the Security Agent as secured party, for filing in Delaware, and each other jurisdiction that, in the opinion of the Security Agent, is necessary to perfect its Lien on the Collateral.

      "Fitch" means Fitch Ratings, Inc.

      "Fleet Reduction" is defined in Section 3.3(a) of the Collateral Maintenance Agreement.

      "GAAP" means generally accepted accounting principles in the United States as in effect on the Closing Date and consistent with the accounting principles applied in the preparation of the Company's financial statements filed with the SEC in connection with the most recent annual report of the Company on Form 10-K.

      "Global Exchange Class A Note" is defined in Section 2.1(f) of the Indenture.

      "Global Exchange Class B Note" is defined in Section 2.1(f) of the Indenture.

      "Global Exchange Notes" is defined in Section 2.1(f) of the Indenture.

      "Global Initial Notes" is defined in Section 2.1(d) of the Indenture.

      "Global Notes" is defined in Section 2.1(f) of the Indenture.

      "Government Entity" means (a) any federal, state or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Documents or the Support Documents, or relating to the observance or

                                                  Spare Parts Security Agreement

                                  Appendix I-15
performance of the obligations of any of the parties to the Operative Documents or the Support Documents.

      "Holder", "holder", or "Noteholder" means, with respect to a Note, the Person in whose name the Note is registered on the Registrar's books.

      "Indemnitee" is defined in Section 6.2 of the Indenture.

      "Indenture" means the Indenture, dated as of February 5, 2004, among the Company, the Trustee and the Class A Liquidity Provider under which the Notes are issued, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, including by an Indenture Refunding Amendment or a supplemental indenture.

      "Indenture Refunding Amendment" means an amendment to the Indenture entered into for purposes of effecting a Refunding.

      "Independent Appraiser" means Simat, Helliesen & Eichner, Inc. or any other Person (i) engaged in a business which includes appraising Aircraft and assets related to the operation and maintenance of Aircraft from time to time and (ii) who does not have any material financial interest in the Company and is not connected with the Company or any of its Affiliates as an officer, director, employee, promoter, underwriter, partner or Person performing similar functions.

      "Independent Appraiser's Certificate" means an appraisal report prepared and signed by an Independent Appraiser, addressed to the Security Agent and the Company and attached as Appendix II to the Offering Memo or delivered thereafter pursuant to Article II of the Collateral Maintenance Agreement.

      "Initial 7.25% Class A Secured Notes due 2009" is defined in Section 2.1(a) of the Indenture.

      "Initial Class A Notes" mean the securities issued and authenticated pursuant to the Indenture and substantially in the form of Exhibit A-1 thereto, other than the Exchange Class A Notes.

                                                  Spare Parts Security Agreement

                                  Appendix I-16

      "Initial 9.00% Class B Secured Notes due 2009" is defined in Section 2.1(a) of the Indenture.

      "Initial Class B Notes" means (a) the Original Class B Notes, or (b) following a Refunding of the Original Class B Notes, the New Class B Notes, in each case other than Exchange Class B Notes.

      "Initial Notes" means the Initial Class A Notes and the Initial Class B Notes.

      "Initial Purchasers" means Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated.

      "Inspecting Parties" is defined in Section 3.7 of the Collateral Maintenance Agreement.

      "Institutional Accredited Investor" means, subject to Section 2.1(i) of the Indenture, an institutional investor that is an "accredited investor" within the meaning set forth in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

      "Interest Drawing" is defined in Section 3.6(a) of the Indenture.

      "Interest Payment Date" means February 5 and August 5 of each year so long as any Note is Outstanding (commencing August 5, 2004).

      "Investment Earnings" means investment earnings on funds on deposit in the Trust Accounts net of losses and the reasonable investment expenses of the Trustee in making such investments.

      "Investment Security" means each of (a) direct obligations of the United States and agencies thereof; (b) obligations fully guaranteed by the United States; (c) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States or one of the states thereof having combined capital and surplus and retained earnings of at least $100,000,000 and having a rating of A, its equivalent or better by any Rating Agency (or, if no Rating Agency shall rate such institution at any time, by any nationally recognized rating organization in the United States);

                                                  Spare Parts Security Agreement

                                  Appendix I-17

(d)commercial paper of any holding company of a bank, trust company or national banking association described in clause (c); (e) commercial paper of companies having a rating assigned to such commercial paper by any Rating Agency (or, if no Rating Agency shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States) equal to either of the two highest ratings assigned by such organization; (f) Dollar-denominated certificates of deposit issued by, or time deposits with, the European subsidiaries of (i) any bank, trust company or national banking association described in clause (c), or (ii) any other bank or financial institution described in clause (g) or (h) below; (g) United States-issued Yankee certificates of deposit issued by, or bankers' acceptances of, or commercial paper issued by, any bank having combined capital and surplus and retained earnings of at least $100,000,000 and headquartered in Canada, Japan, the United Kingdom, France, Germany, Switzerland or The Netherlands and having a rating of A, its equivalent or better by any Rating Agency (or, if no Rating Agency shall rate such institution at any time, by any nationally recognized rating organization in the United States); (h) Dollar-denominated-time deposits with any Canadian bank having a combined capital and surplus and retained earnings of at least $100,000,000 and having a rating of A, its equivalent or better by any Rating Agency (or, if no Rating Agency shall rate such institution at any time, by any nationally recognized rating organization in the United States); (i) Canadian Treasury Bills fully hedged to Dollars; (j) repurchase agreements with any financial institution having combined capital and surplus and retained earnings of at least $100,000,000 collateralized by transfer of possession of any of the obligations described in clauses (a) through (i) above; (k) bonds, notes or other obligations of any state of the United States, or any political subdivision of any state, or any agencies or other instrumentalities of any such state, including, but not limited to, industrial development bonds, pollution control revenue bonds, public power bonds, housing bonds, other revenue bonds or any general obligation bonds, provided that, at the time of their purchase, such obligations are rated A, its equivalent or better by any Rating Agency (or, if no Rating Agency shall rate such obligations at any time, by any nationally recognized rating organization in the United States); (l) bonds or other debt instruments of any company, if such bonds or other debt instruments, at the time of their purchase, are rated A, its equivalent or better by any Rating Agency (or, if no Rating Agency shall rate such obligations at such time, by any nationally recognized rating organization in the United States); (m) mortgage backed securities guaranteed by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Government National Mortgage Association or rated AAA, its equivalent or better by any Rating Agency (or, if no Rating Agency shall rate such obligations at any time, by any nationally recognized rating organization in the United States) or, if unrated, deemed to be of a comparable quality by the Trustee; (n) asset-backed securities rated A, its equivalent or better by any Rating Agency (or, if no Rating Agency shall rate such obligations at any time, by any nationally recognized rating organization in the United States) or, if unrated, deemed to be of a comparable quality by the Trustee; and (o) such other investments approved in writing by the Trustee; provided that the instruments described in the foregoing clauses shall have a maturity no

                                                  Spare Parts Security Agreement

                                  Appendix I-18
later than the earliest date when such investments may be required for distribution. Any of the investments described herein may be made through or with, as applicable, a bank acting as Trustee or any of its affiliates.

      "Issuance Date" means, with respect to the Class A Notes and Original Class B Notes, the Closing Date, and with respect to the New Class B Notes, the Original Class C Notes, if issued, and the New Class C Notes, if issued, the date of initial issuance of the Notes of such Class.

      "Lien" means any mortgage, pledge, lease, security interest, encumbrance, lien or charge of any kind affecting title to or any interest in property.

      "Life Limited Part" means a Spare Part or Appliance that (i) has a finite operating life that is defined by hours, cycles or calendar limit and (ii) cannot be overhauled or repaired when it reaches its life limit.

      "Liquidity Event of Default" with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

      "Liquidity Expenses" means, with respect to any Liquidity Facility, all Liquidity Obligations with respect to such Liquidity Facility other than (i) the principal amount of any Drawings under such Liquidity Facility and (ii) any interest accrued on such Liquidity Obligations.

      "Liquidity Facility" means, at any time, the Class A Liquidity Facility or the Class B Liquidity Facility, as applicable.

      "Liquidity Facility Cash Collateral Account" means the Class A Liquidity Facility Cash Collateral Account or the Class B Liquidity Facility Cash Collateral Account, as applicable.

      "Liquidity Guarantee" means, with respect to any Liquidity Facility, if applicable, a guarantee executed and delivered by a Liquidity Guarantor fully and unconditionally guaranteeing the obligations of the Liquidity Provider under such Liquidity Facility.

                                                  Spare Parts Security Agreement

                                  Appendix I-19

      "Liquidity Guarantee Event" means, with respect to any Liquidity Guarantee, (i) such Liquidity Guarantee ceasing to be in full force and effect or becoming invalid or unenforceable or (ii) the Liquidity Guarantor under such Liquidity Guarantee denying its liability thereunder.

      "Liquidity Guarantor" means, with respect to any Liquidity Facility, if applicable, any Person that shall execute and deliver a Liquidity Guarantee and at the time of such execution and delivery shall meet the ratings requirements applicable to a Replacement Liquidity Provider.

      "Liquidity Obligations" means all principal, interest, fees and other amounts owing to the Liquidity Provider under any Liquidity Facility or the applicable Fee Letter.

      "Liquidity Provider" means the Class A Liquidity Provider or the Class B Liquidity Provider, as applicable.

      "Liquidity Provider Election Date" is defined in Section 3.9(c) of the Indenture.

      "Loans" means all Pledged Spare Parts subject to leases or loans to any Person.

      "Make-Whole Amount" means (a) with respect to any Class A Note or Original Class B Note, the amount (as determined by an investment bank of national standing selected by the Company), if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Note computed by discounting each such payment on a semi-annual basis from its respective Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield, exceeds
(ii) the outstanding principal amount of such Note plus accrued but unpaid interest thereon to the date of redemption; (b) with respect to any New Class B Note, the amount computed in the manner set forth in an Indenture Refunding Amendment applicable to such Class; and (c) with respect to any Class C Note, the amount computed in the manner set forth in an amendment to the Indenture at the time of issuance of the Class C Notes. For purposes of determining the Make-Whole Amount, "Treasury Yield" means, at the time of determination, the interest rate (expressed as a semi-annual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average yield to

                                                  Spare Parts Security Agreement

                                  Appendix I-20
maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the "most recent H.15(519)" means the latest H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. "Average Life Date" means, for each Note to be redeemed, the date that follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Note. "Remaining Weighted Average Life" of an Note, at the redemption date of such Note, means the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Note, by (B) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment, by (ii) the then unpaid principal amount of such Note.

      "Maximum Available Commitment" with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

      "Maximum Class A Collateral Ratio" means 54.0%.

      "Maximum Class B Collateral Ratio" means 70.0%.

      "Maximum Commitment" means, with respect to any Liquidity Facility, the Maximum Commitment (as defined in such Liquidity Facility).

      "Minimum Sale Price" means, with respect to any Pledged Spare Part or Other Collateral, at any time, the lesser of (a) 75% of the Fair Market Value of such Pledged Spare Parts or Other Collateral, and (b) the aggregate principal amount of the Notes Outstanding (disregarding for this purpose the Notes of any Class if all of the Notes of such Class are held or beneficially owned by American Entities), plus accrued and unpaid interest thereon.

                                                  Spare Parts Security Agreement

                                  Appendix I-21

      "Moody's" means Moody's Investors Service, Inc.

      "Moves" means all Pledged Spare Parts that become Excluded Parts by operation of one or more transactions contemplated by Section 4.2(a)(iii) of the Spare Parts Security Agreement or by operation of a transaction contemplated by a similar provision of any other Collateral Agreement. For the avoidance of doubt, "Moves" shall not include any Pledged Spare Part: (a) that becomes an Excluded Part by operation of one or more of the actions contemplated by clause
(i) or (ii) of Section 4.2(a) of the Spare Parts Security Agreement or Section 3.6(b) of the Collateral Maintenance Agreement; or (b) transferred under, or subject to an agreement or arrangement contemplated by, clause (i) or (ii) of
Section 3.6(a) of the Collateral Maintenance Agreement.

      "New Appraisal Report Date" is defined in Section 2.8 of the Collateral Maintenance Agreement.

      "New Appraiser" means an Independent Appraiser that has not previously provided to the Company a signed Independent Appraiser's Certificate which the Company has delivered to the Trustee pursuant to the Collateral Maintenance Agreement or in connection with the Offering Memo.

      "New Class" is defined in Exhibit D to the Indenture.

      "New Class B Notes" means Notes that are issued as new Class B Notes in connection with a Refunding of the Original Class B Notes, in the original principal amount and maturities and bearing interest as specified in the applicable Indenture Refunding Amendment.

      "New Class C Notes" means Notes (other than any Second New Class C Notes) that are issued as new Class C Notes in connection with a Refunding of the Original Class C Notes, if issued, in the original principal amount and maturities and bearing interest as specified in the applicable Indenture Refunding Amendment.

      "Nonappraisal Compliance Report" means a report providing information relating to compliance by the Company with Section 3.2 of the Collateral Maintenance Agreement, which shall be substantially in the form of Appendix III to the Collateral Maintenance Agreement.

                                                  Spare Parts Security Agreement

                                  Appendix I-22

      "Nonappraisal Compliance Report Date" means January 1, April 1, July 1, and October 1 of each year, commencing with April 1, 2004.

      "Non-Controlling Party" means, at any time, the Class A Noteholders, the Class B Noteholders, the Class C Noteholders (if any) and each Liquidity Provider, excluding whichever is the Controlling Party at such time.

      "Non-Designated Spare Part" means a Qualified Spare Part owned by the Company that: (a) is not incorporated in, installed on, attached or appurtenant to, or being used in, an Aircraft, Engine, Spare Part or Appliance; (b) if such Qualified Spare Part was previously incorporated in, installed on, attached or appurtenant to, or used in an Aircraft, Engine, Spare Part, or Appliance, does not remain owned by a lessor or conditional seller of, or subject to a Lien applicable to, such Aircraft, Engine, Spare Part, or Appliance; (c) for the avoidance of doubt, is not leased to, loaned to, or held on consignment by, the Company; and (d) is not subject to a Loan to any Person.

      "Non-Extended Facility" is defined in Section 3.6(d) of the Indenture.

      "Non-Extension Drawing" is defined in Section 3.6(d) of the Indenture.

      "Non-Performing" means, with respect to any Note, a Payment Default existing thereunder (without giving effect to any Acceleration); provided, that in the event of a bankruptcy proceeding in which the Company is a debtor under the Bankruptcy Code: (a) any Payment Default occurring before the date of the order of relief in such proceeding will not be taken into account during the
Section 1110 Period; (b) any Payment Default occurring after the date of the order of relief in such proceeding shall not be taken into consideration if (i) on or before the expiry of the Section 1110 Period the Company shall have entered into an agreement of the kind described in Section 1110(a)(2)(A) of the Bankruptcy Code with respect such Note, and (ii) such Payment Default is cured under Section 1110(a)(2)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period; and
(c) any Payment Default occurring after the Section 1110 Period will not be taken into consideration if (i) on or before the expiry of the Section 1110 Period the Company shall have entered into an agreement of the kind described in
Section 1110(a)(2)(A) of the Bankruptcy Code with respect such Note, and (ii) such Payment Default is cured before the end of the applicable grace period, if any, set forth in the Indenture.

                                                  Spare Parts Security Agreement

                                  Appendix I-23

      "Non-Pledged Spare Part" means a Non-Designated Spare Part stored, located or maintained by or on behalf of the Company at a Section 3.9 Location.

      "Non-U.S. Person" means any Person other than a "U.S. person", as defined in Regulation S.

      "Noteholder" means any Holder of one or more Notes.

      "Notes" means the Class A Notes, the Class B Notes, and, if any are issued, the Class C Notes.

      "NY UCC" is defined in Section 1.1 of the Spare Parts Security Agreement.

      "Obligations" is defined in Section 2.1 of the Spare Parts Security Agreement.

      "Offering Memo" means the Offering Memorandum, dated February 5, 2004, of the Company relating to the offering of the Notes, as such Offering Memorandum may be amended or supplemented.

      "Officer" means the Chairman of the Board, the President, any Vice President of any grade, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or the Controller of the Company.

      "Officers' Certificate" means a certificate signed by an Officer, satisfying the requirements of Sections 12.4 and 12.5 of the Indenture.

      "Operative Documents" means the Indenture, the Collateral Agreements, the Collateral Maintenance Agreement, and the Notes.

      "Opinion of Counsel" means a written opinion from the General Counsel of the Company, legal counsel to the Company or another legal counsel who is reasonably acceptable to the Trustee, which Opinion of Counsel shall comply with Sections 12.4 and 12.5 of the Indenture. The counsel may be an employee of the Company. The acceptance by the Trustee (without written objection to the Company during the 15 Business Days following receipt) of, or its action on, an opinion of counsel not

                                                  Spare Parts Security Agreement

                                  Appendix I-24
specifically referred to above shall be sufficient evidence that such counsel is acceptable to the Trustee.

      "Original Class B Notes" means the securities issued and authenticated on the Closing Date pursuant to the Indenture and substantially in the form of Exhibit A-2 thereto.

      "Original Class C Notes" means the securities, if any, issued and authenticated pursuant to Section 10.1 of the Indenture in the original principal amount and maturities and bearing interest as specified in an amendment to the Indenture at the time of issuance.

      "Original Number of Aircraft" means: (a) initially, (i) with respect to Boeing model 737-800 Aircraft, 77, and (ii) with respect to Boeing model 777-200 Aircraft, 45; and (b) following any redemption or cancellation of Notes required by any Fleet Reduction of an Aircraft Model pursuant to Section 3.3 of the Collateral Maintenance Agreement, the Original Number of Aircraft with respect to such Aircraft Model shall be the Reduced Number of Aircraft with respect to such Fleet Reduction.

      "Other Collateral" is defined in Section 3.1(a)(i) of the Collateral Maintenance Agreement.

      "Outstanding" or "outstanding", when used with respect to Notes or a Note, means all Notes theretofore authenticated and delivered under the Indenture, except:

            (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

            (b) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee in trust for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor satisfactory to the Trustee has been made;

            (c) Notes for which payment has been deposited with the Trustee or any Paying Agent in trust pursuant to Article IX of the Indenture (except to the extent provided therein); and

                                                  Spare Parts Security Agreement

                                  Appendix I-25

            (d) Notes which have been paid, or for which other Notes shall have been authenticated and delivered in lieu thereof or in substitution therefor pursuant to the terms of Section 2.12 of the Indenture.

      A Note does not cease to be Outstanding because the Company or one of its Affiliates holds the Note; provided, however, that in determining whether the Holders of the requisite aggregate principal amount of Notes Outstanding have given or concurred in any request, demand, authorization, direction, notice, consent or waiver under the Indenture or any other Operative Document, Section
2.13 of the Indenture shall be applicable.

      "Overdue Scheduled Payment" means any Payment of accrued interest on any Notes which is not in fact received by the Trustee (whether from the Company, a Liquidity Provider or otherwise) on or within five days after the Scheduled Payment Date relating thereto.

      "Parts Inventory Report" means, as of any date, a report consisting of:
(a) a list identifying the Pledged Spare Parts by Company part number and brief description, stating the quantity of each such part included in the Pledged Spare Parts as of such specified date, and indicating, for each Company part number, the percentages of such Pledged Spare Parts that are Serviceable Parts and Unserviceable Parts; (b) a list of the Designated Locations setting forth, for each such location as of such specified date, the percentage of the aggregate System Value of all Pledged Spare Parts that is represented by the aggregate System Value of the Pledged Spare Parts located at that Designated Location; (c) a list identifying the Non-Pledged Spare Parts by Company part number and brief description, stating the quantity of each such part included in the Non-Pledged Spare Parts as of such specified date, and indicating, for each Company part number the percentages of such Non-Pledged Spare Parts that are Serviceable Parts and Unserviceable Parts; and (d) a list of the Section 3.9 Locations as of such date, setting forth for each such Section 3.9 Location as of such specified date, the percentage of the aggregate System Value of all Non-Pledged Spare Parts that is represented by the aggregate System Value of the Non-Pledged Spare Parts located at that Section 3.9 Location. Some or all of the information in a Parts Inventory Report may be in the form of a CD-ROM.

      "Parts Inventory Report Date" is defined in Section 2.1 of the Collateral Maintenance Agreement.

                                                  Spare Parts Security Agreement

                                  Appendix I-26

      "Parts Inventory Report Period" means, for 2004 and each year thereafter:
(i) February 19 through and including March 1; (ii) May 22 through and including June 1; (iii) August 22 through and including September 1; and (iv) November 21 through and including December 1.

      "Paying Agent" is defined in Section 2.8 of the Indenture.

      "Payment" means (i) any payment of principal of, interest on, or Make-Whole Amount or other premium, if any, with respect to the Notes from the Company, (ii) any payment of interest on a Class of Notes with funds drawn under the applicable Liquidity Facility or from the applicable Liquidity Facility Cash Collateral Account or (iii) any payment received or amount realized by the Trustee from the exercise of remedies after the occurrence of an Event of Default.

      "Payment Default" means a Default referred to in Section 7.1(a)(i) of the Indenture.

      "Payment Due Rate" means, for any Class of Notes, (a) the applicable Debt Rate plus 1% or, if less, (b) the maximum rate permitted by applicable law.

      "Permanent Regulation S Global Class A Note" is defined in Section 2.1(d) of the Indenture.

      "Permanent Regulation S Global Class B Note" is defined in Section 2.1(d) of the Indenture.

      "Permanent Regulation S Global Notes" is defined in Section 2.1(d) of the Indenture.

      "Permitted Lien" means (a) the rights of any Person existing pursuant to any Operative Document or any Support Document; (b) Liens attributable to the Trustee or any Collateral Agent (both in its capacity as Trustee or Collateral Agent and in its individual capacity); (c) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of Section 3.6 of the Collateral Maintenance Agreement; (d) Liens for Taxes of the Company (and its U.S. federal tax law consolidated group), either not yet due or payable or being contested in good faith by appropriate proceedings, so long as such Liens and such proceedings do not involve any

                                                  Spare Parts Security Agreement

                                  Appendix I-27
material risk of the sale, forfeiture or loss of the Pledged Spare Parts or the interest of any Collateral Agent therein or impair the Lien of any Collateral Agreement; (e) materialmen's, mechanics', workers', repairers', warehousemans', employees', or other like Liens arising in the ordinary course of business (including those arising under maintenance agreements entered into in the ordinary course of business) for amounts the payment of which is either not yet delinquent for more than 60 days or is being contested in good faith by appropriate proceedings, so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture, or loss of the Pledged Spare Parts or the interest of any Collateral Agent therein or impair the Lien of any Collateral Agreement; (f) Liens arising out of any judgment or award against the Company, so long as such judgment shall, within 60 days after the entry thereof, have been discharged, vacated or reversed, or with respect to which there shall have been secured a stay of execution pending appeal or other judicial review and such judgment or award shall have been discharged, vacated or reversed within 60 days after the expiration of such stay, so long as during any such 60 day period, such Liens or such judicial proceedings do not involve any material risk of the sale, forfeiture, or loss of the Pledged Spare Parts or the interest of any Collateral Agent therein or impair the Lien of any Collateral Agreement;
(g) purchase money security interest Liens held by a vendor of the Company for goods purchased from such vendor by the Company, in each case arising in the ordinary course of business and for which the Company pays such vendor within 60 days of such purchase; provided that in each case that such Liens do not involve any material risk of the sale, forfeiture or loss of the Pledged Spare Parts or the interest of any Collateral Agent therein or impair the Lien of any Collateral Agreement and that the aggregate System Value of Pledged Spare Parts subject to such Liens at any time does not exceed $5,000,000; (h) any other Lien with respect to which the Company shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of the Security Agent; and (i) salvage or similar right of insurers under insurance policies maintained by the Company.

      "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, trustee, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "Pledged Expendable Spare Parts" is defined in clause (2) of the first paragraph of Section 2.1 of the Spare Parts Security Agreement.

      "Pledged Non-Expendable Spare Parts" is defined in clause (1) of the first paragraph of Section 2.1 of the Spare Parts Security Agreement.

                                                  Spare Parts Security Agreement

                                  Appendix I-28

      "Pledged Spare Parts" is defined in clause (2) of the first paragraph of
Section 2.1 of the Spare Parts Security Agreement.

      "Prepaid Class" is defined in Exhibit D to the Indenture.

      "Propeller" includes a part, appurtenance, and accessory of a propeller.

      "Provider Incumbency Certificate" is defined in Section 3.8(b) of the Indenture.

      "Provider Representatives" is defined in Section 3.8(b) of the Indenture.

      "Purchase Agreement" means the Purchase Agreement, dated February 2, 2004, by and between the Initial Purchasers and the Company.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "Qualified Expendable Spare Parts" is defined in clause (2) of the first paragraph of Section 2.1 of the Spare Parts Security Agreement.

      "Qualified Non-Expendable Spare Parts" is defined in clause (1) of the first paragraph of Section 2.1 of the Spare Parts Security Agreement.

      "Qualified Spare Parts" is defined in clause (2) of the first paragraph in
Section 2.1 of the Spare Parts Security Agreement.

      "Quarterly Appraisal Report Date" means, with respect to a Parts Inventory Report Period ending on: (i) March 1, the immediately following April 1; (ii) June 1, the immediately following July 1; and (iii) December 1, the immediately following January 1; in each case, subject to Sections 2.5, 2.6, and 2.8 of the Collateral Maintenance Agreement.

      "Quarterly Methodology" means, in determining an opinion as the Fair Market Value of the Pledged Spare Parts, taking the following actions: (i) reviewing the Parts Inventory Report prepared as of the applicable Parts Inventory Report Date;

                                                  Spare Parts Security Agreement

                                  Appendix I-29

(ii) reviewing the Independent Appraiser's internal value database for values applicable to Qualified Spare Parts included in the Pledged Spare Parts; and
(iii) establishing a ratio of Serviceable Parts to Unserviceable Parts as of the applicable Parts Inventory Report Date based upon information provided by the Company.

      "Quarterly Parts Inventory Report" means any Parts Inventory Report dated as of a date falling within a time period set forth in clause (i), (ii) or (iv) of the definition of "Parts Inventory Report Period"; in each case, subject to
Section 2.5(b)(ii) of the Collateral Maintenance Agreement.

      "Rating Agencies" means, collectively, at any time, and with respect to a Class of Notes, each of up to three nationally recognized rating agencies that shall have been requested by the Company to rate such Class of Notes and which shall then be rating such Class of Notes. The initial Rating Agencies with respect to the Class A Notes and the Class B Notes will be Moody's, Fitch, and Standard & Poor's.

      "Ratings Confirmation" means, with respect to any action proposed to be taken, a written confirmation from each of the Rating Agencies with respect to the applicable Class of Notes that such action would not result in (i) a reduction of the rating for such Class of Notes below the then current rating for such Class of Notes or (ii) a withdrawal of the rating of such Class of Notes.

      "Record Date" means the 15th day preceding any Interest Payment Date, whether or not a Business Day.

      "Redemption Date", when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to the Indenture and such Note.

      "Redemption Percentage", with respect to any Aircraft Model, means, as of any date of determination, the percentage determined by multiplying (a) the fraction with (i) a numerator equal to the Original Number of Aircraft for such Aircraft Model minus the Reduced Number of Aircraft for such Aircraft Model, and
(ii) a denominator equal to the Original Number of Aircraft for such Aircraft Model by (b) the fraction with (i) a numerator equal to the aggregate Fair Market Value of the Pledged Spare Parts (as set forth in the Independent Appraiser's Certificate most recently delivered prior to such date of determination) that are appropriate for installation on, or use in, only such Aircraft Model, or the Engines or Spare Parts or Appliances utilized only on such Aircraft Model,

                                                  Spare Parts Security Agreement

                                  Appendix I-30
and (ii) a denominator equal to the aggregate Fair Market Value of the Pledged Spare Parts for all models of Aircraft (as set forth in such Independent Appraiser's Certificate).

      "Reduced Number of Aircraft" means in the case of an Aircraft Model as to which the Company's in-service fleet of such Aircraft Model is below the then applicable Specified Minimum for such Aircraft Model during each day of a period of any 60 consecutive days as provided in Section 3.3 of the Collateral Maintenance Agreement, the number of Aircraft of such Aircraft Model remaining in the Company's in-service fleet as of the last day of such 60-day period.

      "Refunding" means a refunding of the Class B Notes or, if issued, the Class C Notes in accordance with Exhibit D of the Indenture.

      "Register" has the meaning provided in Section 2.8 of the Indenture.

      "Registrar" has the meaning provided in Section 2.8 of the Indenture.

      "Regulation S" means Regulation S under the Securities Act.

      "Regulation S Definitive Notes" is defined in Section 2.1(e) of the Indenture.

      "Regulation S Global Notes" is defined in Section 2.1(d) of the Indenture.

      "Regulation S Restricted Period Legend" is defined in Section 2.2 of the Indenture.

      "Relevant Appraisal Report Date" is defined in Section 2.5(b) of the Collateral Maintenance Agreement.

      "Relevant Appraiser's Certificate" is defined in Section 2.5(b) of the Collateral Maintenance Agreement.

      "Replacement Liquidity Facility" means, for any Liquidity Facility, an irrevocable revolving credit agreement (or agreements) in substantially the form of the

                                                  Spare Parts Security Agreement

                                  Appendix I-31
replaced Liquidity Facility, including reinstatement provisions, or in such other form or forms (which may include a letter of credit, surety bond, insurance policy or guaranty) as shall permit the Rating Agencies to issue a Ratings Confirmation with respect to each Class of Notes (before downgrading of such ratings, if any, as a result of the downgrading of the applicable Liquidity Provider or, if applicable, the downgrading of any guarantor of the obligations of the applicable Liquidity Provider or any such guarantee becoming invalid or unenforceable), in a face amount (or in an aggregate face amount) equal to the Required Amount and issued by a Person (or Persons) (or, if applicable, by a Person (or Persons) with a guarantor (or guarantors)) having a debt rating issued by each Rating Agency that is equal to or higher than the applicable Threshold Rating or with such other ratings and qualifications as shall permit each Rating Agency to issue a Ratings Confirmation with respect to each Class of Notes (before downgrading of such ratings, if any, as a result of the downgrading of the Liquidity Provider or, if applicable, the downgrading of any guarantor of the obligations of the Liquidity Provider or any such guarantee becoming invalid or unenforceable). Without limitation of the form that a Replacement Liquidity Facility otherwise may have pursuant to the preceding sentence, a Replacement Liquidity Facility for the Class A Notes or the Class B Notes may have a stated expiration date earlier than 15 days after the Final Legal Maturity Date so long as such Replacement Liquidity Facility provides for a Non-Extension Drawing as contemplated by Section 3.6(d) of the Indenture.

      "Replacement Liquidity Provider" means a Person who issues a Replacement Liquidity Facility.

      "Request" means a written request for the action therein specified signed on behalf of the Company by any Officer and delivered to the Trustee. Each Request shall be accompanied by an Officers' Certificate if and to the extent required by Section 12.4 of the Indenture.

      "Required Amount" means, with respect to the Liquidity Facility or the Liquidity Facility Cash Collateral Account for any Class of Notes, for any day, the sum of the applicable aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate applicable to the related Class of Notes on the basis of a 360-day year comprised of twelve 30-day months, that would be payable on such Class of Notes on each of the four consecutive semi-annual Interest Payment Dates immediately following such day or, if such day is an Interest Payment Date, on such day and the succeeding three semi-annual Interest Payment Dates, in each case calculated on the basis of the outstanding principal amount of such Class of Notes on such date and without regard to expected future payments of principal on such Class of Notes.

                                                  Spare Parts Security Agreement

                                  Appendix I-32

      "Required Class A Holders" means from time to time the Holders of more than 50% in aggregate unpaid principal amount of the Class A Notes then Outstanding.

      "Required Class B Holders" means from time to time the Holders of more than 50% in aggregate unpaid principal amount of the Class B Notes then Outstanding.

      "Required Class C Holders" means from time to time the Holders of more than 50% in aggregate unpaid principal amount of the Class C Notes, if issued, then Outstanding.

      "Required Reports" means, with respect to any Appraisal Report Date, the Independent Appraiser's Certificate, Appraisal Compliance Report, and Parts Inventory Report relating thereto.

      "Responsible Officer" means (i) with respect to the Trustee, any officer in the corporate trust administration department of the Trustee or any other officer customarily performing functions similar to those performed by the Persons who at the time shall be such officers or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject and (ii) with respect to a Liquidity Provider, any authorized officer of such Liquidity Provider.

      "Restricted Definitive Class A Notes" is defined in Section 2.1(e) of the Indenture.

      "Restricted Definitive Class B Notes" is defined in Section 2.1(e) of the Indenture.

      "Restricted Definitive Notes" is defined in Section 2.1(e) of the Indenture.

      "Restricted Global Class A Note" is defined in Section 2.1(c) of the Indenture.

      "Restricted Global Class B Note" is defined in Section 2.1(c) of the Indenture.

      "Restricted Global Notes" means the Restricted Global Class A Notes and the Restricted Global Class B Notes.

                                                  Spare Parts Security Agreement

                                  Appendix I-33

      "Restricted Legend" is defined in Section 2.2 of the Indenture.

      "Restricted Notes" is defined in Section 2.2 of the Indenture.

      "Restricted Period" is defined in Section 2.1(d) of the Indenture.

      "Rotable" means a Spare Part or Appliance (i) that wears over time and can be repeatedly and economically restored to a serviceable condition over a period approximating the life of the flight equipment to which it relates or (ii) that can be economically restored to a serviceable condition but has a life less than the related flight equipment and can be overhauled or repaired only a limited number of times.

      "Rule 144A" means Rule 144A under the Securities Act.

      "Sales" means all Pledged Spare Parts sold, transferred, or otherwise disposed of, excluding any Pledged Spare Part: (a) sold, transferred or otherwise disposed of in a transaction pursuant to Section 4.2(a) of the Spare Parts Security Agreement or pursuant to a similar provision of any other Collateral Agreement; or (b) deemed sold pursuant to the proviso of Section 3.6(a) of the Collateral Maintenance Agreement but as to which the Company has reacquired title.

      "Scheduled Payment Date" means (i) with respect to any payment of interest, the Interest Payment Date applicable thereto, (ii) with respect to any payment of defaulted interest, the payment date established pursuant to Section
2.16 of the Indenture, (iii) with respect to amounts due on the redemption of any Note, the Redemption Date applicable thereto, and (iv) with respect to the final maturity of the Notes, the Final Scheduled Payment Date.

      "SEC" means the Securities and Exchange Commission and any government agency succeeding to its functions.

      "Second New Class C Notes" means Notes that are issued as new Class C Notes in connection with a Refunding of any New Class C Notes that are American Class C Notes, in the original principal amount and maturities and bearing interest as specified in the applicable Indenture Refunding Amendment.

                                                  Spare Parts Security Agreement

                                  Appendix I-34

      "Section 3.9 Location" means, at any time, any location in the United States owned or leased by the Company where the Company holds Non-Designated Spare Parts (other than any such location with Non-Designated Spare Parts that have an immaterial aggregate System Value) that is not a Designated Location, but which, by operation of Section 3.9 of the Collateral Maintenance Agreement and Section 4.2(b) of the Spare Parts Security Agreement, is expected to become a Designated Location.

      "Section 1110" means Section 1110 of the Bankruptcy Code.

      "Section 1110 Period" means the continuous period of 60 days specified in
Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period, if any (not to exceed an additional 75 days), agreed to under Section 1110(b) of the Bankruptcy Code).

      "Securities Act" means the Securities Act of 1933, as amended from time to time.

      "Security Agent" means the Trustee acting in the capacity of security agent on behalf of the Holders under the Spare Parts Security Agreement and under the Collateral Maintenance Agreement until a successor replaces it, or is substituted for it, in accordance with the provisions of the Spare Parts Security Agreement or the Collateral Maintenance Agreement, as the case may be, and thereafter means such successor.

      "Security Agreement" means the Spare Parts Security Agreement.

      "Serviceable Parts" means Pledged Spare Parts or Non-Pledged Spare Parts, as the context requires, in condition satisfactory for incorporation in, installation on, attachment or appurtenance to or use in an Aircraft, Engine, Spare Part or Appliance.

      "Shelf Registration Statement" means the shelf registration statement which may be required with respect to any Class of Notes to be filed by the Company with the SEC pursuant to a registration rights agreement, other than an Exchange Offer Registration Statement.

      "Spare Part" means an accessory, appurtenance, or part of an Aircraft (except an Engine or Propeller), Engine (except a Propeller), Propeller, or Appliance, that is to be installed at a later time in an Aircraft, Engine, Propeller or Appliance.

                                                  Spare Parts Security Agreement

                                  Appendix I-35

      "Spare Parts Collateral" is defined in Section 2.1 of the Spare Parts Security Agreement.

      "Spare Parts Documents" is defined in clause (7) of the first paragraph of
Section 2.1 of the Spare Parts Security Agreement.

      "Spare Parts Security Agreement" means the Spare Parts Security Agreement, dated as of the Issuance Date, between the Company and the Security Agent, as the same may be amended, supplemented, or otherwise modified from time to time in accordance with its terms.

      "Special Default" means a Payment Default or an American Bankruptcy Event.

      "Special Record Date" is defined in Section 2.10 of the Indenture.

      "Specified Minimum" is defined in Section 3.3(b) of the Collateral Maintenance Agreement.

      "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

      "Stated Expiration Date" is defined in Section 3.6(d) of the Indenture.

      "Stated Interest Rate" means, with respect to any Class of Notes, the Debt Rate for such Class of Notes.

      "Subordinated Note Provisions" is defined in Section 4.1 of the Collateral Maintenance Agreement.

      "Successor Company" is defined in Section 5.4(a)(i) of the Indenture.

      "Supplemental Security Agreement" means a supplement to the Spare Parts Security Agreement substantially in the form of Exhibit A to the Spare Parts Security Agreement.

                                                  Spare Parts Security Agreement

                                  Appendix I-36

      "Support Documents" means the Liquidity Facilities and the Fee Letters.

      "System Value" means, with respect to any Qualified Spare Part as of any date, the system average unit price of such Qualified Spare Part as of such date as set forth in the Company's equipment inventory tracking system.

      "Tax" and "Taxes" means all governmental fees (including, without limitation, license, filing and registration fees) and all taxes (including, without limitation, franchise, excise, stamp, value added, income, gross receipts, sales, use and property taxes), withholdings, assessments, levies, imposts, duties or charges, of any nature whatsoever, together with any related penalties, fines, additions to tax or interest thereon imposed, withheld, levied or assessed by any country, taxing authority or governmental subdivision thereof or therein or by any international authority, including any taxes imposed on any Person as a result of such Person being required to collect and pay over withholding taxes.

      "Temporary Regulation S Global Class A Note" is defined in Section 2.1(d) of the Indenture.

      "Temporary Regulation S Global Class B Note" is defined in Section 2.1(d) of the Indenture.

      "Temporary Regulation S Global Notes" is defined in Section 2.1(d) of the Indenture.

      "Termination Notice", with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

      "Threshold Amount" means $2,000,000.

      "Threshold Rating" means a senior unsecured short-term corporate rating of F-1 by Fitch (if the applicable Person is then rated by Fitch), a short-term unsecured debt rating of P-1 by Moody's and a short-term issuer credit rating of A-1 by Standard & Poor's; and in the case of any Person who does not have a senior unsecured short-term corporate rating by Fitch, a short-term unsecured debt rating from Moody's or a short-term issuer credit rating from Standard & Poor's, then in lieu of such rating from such Rating Agencies, a senior unsecured long-term corporate rating of A in the case of Fitch

                                                  Spare Parts Security Agreement

                                  Appendix I-37

(if such Person is then rated by Fitch), a long-term unsecured debt rating of A2 in the case of Moody's and a long-term issuer credit rating of A in the case of Standard & Poor's.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture; provided, however, that in the event the TIA is amended after such date, "TIA" means, to the extent required by any such amendment, the TIA as so amended.

      "Trust Accounts" is defined in Section 8.13(a) of the Indenture.

      "Trust Officer" means any Responsible Officer of the Trustee.

      "Trustee" means the party named as such in the Indenture until a successor replaces it in accordance with the provisions of the Indenture and thereafter means the successor Trustee and if, at any time, there is more than one Trustee, "Trustee" as used with respect to the Notes of any Class shall mean the Trustee with respect to the Notes of that Class.

      "Trustee Incumbency Certificate" is defined in Section 3.8(a) of the Indenture.

      "Trustee Representatives" is defined in Section 3.8(a) of the Indenture.

      "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

      "Unapplied Provider Advance", with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

      "Unpaid Advance", with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

      "Unserviceable Parts" means Pledged Spare Parts or Non-Pledged Spare Parts, as the context requires, that have been either removed from service (i) because they did not

                                                  Spare Parts Security Agreement

                                  Appendix I-38
work correctly or (ii) because upon inspection and testing, they were found not to meet certain prescribed standards.

      "U.S." or "United States" means the United States of America.

      "U.S. Air Carrier" means any United States air carrier that is a Citizen of the United States holding an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo, or that otherwise is certificated or registered to the extent required to fall within the purview of Section 1110.

      "U.S. Government" means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

      "U.S. Government Obligations" means securities that are direct obligations of the U.S. Government which are not callable or redeemable, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligations held by such custodian for the account of the holder of a depository receipt so long as such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of interest on or principal of the U.S. Government Obligations evidenced by such depository receipt.

      "USBT" is defined in the first paragraph of the Indenture.

      "Warranty Rights" means the rights of the Company under any warranty or indemnity, express or implied, regarding title, materials, workmanship, design and patent infringement, or related matters in respect of the Pledged Spare Parts, in each case to the extent that: (a) such rights relate to the Pledged Spare Parts (and not to other Spare Parts, Appliances or any other properties or assets), (b) such rights are assignable at no additional expense to the Company, and (c) that such assignment does not require the consent of any Person and does not violate any contract or agreement binding upon the Company relating to such rights.

                                                  Spare Parts Security Agreement

                                  Appendix I-39

      "Written Notice" means, from the Trustee or any Liquidity Provider, a written instrument executed by the Designated Representative of such Person.

      SECTION 2.Rules of Construction. Unless the context otherwise requires, the following rules of construction shall apply for all purposes of the Operative Documents (including this appendix) and of such agreements as may incorporate this appendix by reference.

      (a) In each Operative Document, unless otherwise expressly provided, a reference to:

            (i) each of the Company, the Trustee, the Collateral Agent, the Security Agent or any other person includes, without prejudice to the provisions of any Operative Document, any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;

            (ii) words importing the plural include the singular and words importing the singular include the plural;

            (iii) any agreement, instrument or document, or any annex, schedule or exhibit thereto, or any other part thereof, includes, without prejudice to the provisions of any Operative Document, that agreement, instrument or document, or annex, schedule or exhibit, or part, respectively, as amended, modified or supplemented from time to time in accordance with its terms and in accordance with the Operative Documents, and any agreement, instrument or document entered into in substitution or replacement therefor;

            (iv) any provision of any law includes any such provision as amended, modified, supplemented, substituted, reissued or reenacted prior to the Closing Date, and thereafter from time to time;

            (v) the words "Agreement", "this Agreement", "hereby", "herein", "hereto", "hereof" and "hereunder" and words of similar import when used in any Operative Document refer to such Operative Document as a whole and not to any particular provision of such Operative Document;

                                                  Spare Parts Security Agreement

                                  Appendix I-40

            (vi) the words "including", "including, without limitation", "including, but not limited to", and terms or phrases of similar import when used in any Operative Document, with respect to any matter or thing, mean including, without limitation, such matter or thing; and

            (vii) a "Section", an "Exhibit", an "Annex", an "Appendix" or a "Schedule" in any Operative Document, or in any annex thereto, is a reference to a Section of, or an exhibit, an annex, an appendix or a schedule to, such Operative Document or such annex, respectively.

      (b) Each exhibit, annex, appendix and schedule to each Operative Document is incorporated in, and shall be deemed to be a part of, such Operative Document.

      (c) Unless otherwise defined or specified in any Operative Document, all accounting terms therein shall be construed and all accounting determinations thereunder shall be made in accordance with GAAP.

      (d) Headings used in any Operative Document are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Document.

                                                  Spare Parts Security Agreement

                                  Appendix I-41

                                    EXHIBIT A

                     FORM OF SUPPLEMENTAL SECURITY AGREEMENT
                          (To Add Designated Locations)

                    SUPPLEMENTAL SECURITY AGREEMENT NO. _____

      SUPPLEMENTAL SECURITY AGREEMENT NO. _______, dated as of __________ of AMERICAN AIRLINES, INC., a Delaware corporation (together with its successors and assigns, the "Company").

      WHEREAS, the Company, which is a certificated air carrier under Section 44705 of title 49 of the U.S. Code, and U.S. Bank Trust National Association, as Security Agent (the "Security Agent"), have heretofore executed and delivered a Spare Parts Security Agreement, dated as of February 5, 2004 (the "Security Agreement"), and terms defined in the Security Agreement and used herein have such defined meanings unless otherwise defined herein;

      WHEREAS, the Security Agreement grants a Lien on, among other things, certain Pledged Spare Parts to secure (subject to the provisions of the Security Agreement) the payment of the Notes and the other Obligations;

      WHEREAS, the Company has previously designated the locations at which the Pledged Spare Parts may be maintained by or on behalf of the Company in the Security Agreement [and in Supplemental Security Agreement No. __];

      WHEREAS, the Security Agreement [and Supplemental Security Agreement] [No.1] [Nos. __ and __] has [have] been duly recorded with the Federal Aviation Administration at Oklahoma City, Oklahoma, pursuant to the Federal Aviation Act on the following date as a document or conveyance bearing the following number:

                                                  Spare Parts Security Agreement

                                   EXHIBIT A

                                                                    DOCUMENT OR
                           DATE OF RECORDING                      CONVEYANCE NO.

Security Agreement......

      WHEREAS, the Company, as provided in the Security Agreement, is hereby executing and delivering to the Security Agent this Supplemental Security Agreement for the purposes of adding locations at which the Pledged Spare Parts may be maintained by or on behalf of the Company; and

      WHEREAS, all things necessary to make this Supplemental Security Agreement the valid, binding and legal obligation of the Company, including all proper corporate action on the part of the Company, have been done and performed and have happened;

      NOW, THEREFORE, THIS SUPPLEMENTAL SECURITY AGREEMENT NO. _____WITNESSETH, that the locations listed on Schedule 1 hereto shall be Designated Locations for purposes of the Security Agreement at which Pledged Spare Parts may be maintained by or on behalf of the Company.

      This Supplemental Security Agreement shall be construed as supplemental to the Security Agreement and shall form a part thereof, and the Security Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

      THIS SUPPLEMENTAL SECURITY AGREEMENT IS DELIVERED IN THE STATE OF NEW YORK. THIS SUPPLEMENTAL SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                                  Spare Parts Security Agreement

                                   EXHIBIT A

      IN WITNESS WHEREOF, this Supplemental Security Agreement No. ____ has been duly executed and delivered all as of the date first above written.

                                         AMERICAN AIRLINES, INC.

                                         By: ___________________________________
                                             Name:
                                             Title:

                                                  Spare Parts Security Agreement

                                    EXHIBIT A

                                                                      Schedule 1
                                                                    to Exhibit A

                              DESIGNATED LOCATIONS

                                                  Spare Parts Security Agreement

                             Schedule 1 to Exhibit A

                      SUPPLEMENTAL SECURITY AGREEMENT NO. 1


         SUPPLEMENTAL SECURITY AGREEMENT NO. 1, dated as of August 19, 2004 of AMERICAN AIRLINES, INC., a Delaware corporation (together with its successors and assigns, the "Company").

         WHEREAS, the Company, which is a certificated air carrier under Section 44705 of title 49 of the U.S. Code, and U.S. Bank Trust National Association, as Security Agent (the "Security Agent"), have heretofore executed and delivered a Spare Parts Security Agreement, dated as of February 5, 2004 (the "Security Agreement"), and terms defined in the Security Agreement and used herein have such defined meanings unless otherwise defined herein;

         WHEREAS, the Security Agreement grants a Lien on, among other things, certain Pledged Spare Parts to secure (subject to the provisions of the Security Agreement) the payment of the Notes and the other Obligations;

         WHEREAS, the Company has previously designated the locations at which the Pledged Spare Parts may be maintained by or on behalf of the Company in the Security Agreement;

         WHEREAS, the Security Agreement has been duly recorded with the Federal Aviation Administration at Oklahoma City, Oklahoma, pursuant to the Federal Aviation Act on the following date as a document or conveyance bearing the following number:

                                                                  DOCUMENT OR
                                      DATE OF RECORDING           CONVEYANCE NO.
Security Agreement................    February 13, 2004           Y007347

         WHEREAS, the Company, as provided in the Security Agreement, is hereby executing and delivering to the Security Agent this Supplemental Security Agreement for the purposes of adding locations at which the Pledged Spare Parts may be maintained by or on behalf of the Company; and

         WHEREAS, all things necessary to make this Supplemental Security Agreement the valid, binding and legal obligation of the Company, including all proper corporate action on the part of the Company, have been done and performed and have happened;

         NOW, THEREFORE, THIS SUPPLEMENTAL SECURITY AGREEMENT NO. 1 WITNESSETH, that the locations listed on Schedule 1 hereto shall be Designated Locations for purposes of the Security Agreement at which Pledged Spare Parts may be maintained by or on behalf of the Company. Further, the Company hereby confirms its grant of a Lien to the Security Agent on the Pledged Spare Parts being maintained at the locations listed on Schedule 1 hereto.

         This Supplemental Security Agreement shall be construed as supplemental to the Security Agreement and shall form a part thereof, and the Security Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

         THIS SUPPLEMENTAL SECURITY AGREEMENT IS DELIVERED IN THE STATE OF NEW YORK. THIS SUPPLEMENTAL SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, this Supplemental Security Agreement No. 1 has been duly executed and delivered all as of the date first above written.



                                           AMERICAN AIRLINES, INC.


                                           By: /s/ Michael P. Thomas
                                              ----------------------------------
                                              Name:  Michael P. Thomas
                                              Title: Managing Director
                                                     Corporate Finance & Banking

                                   SCHEDULE 1


                              DESIGNATED LOCATIONS

    #                  LONG NAME                             ADDRESS
---------    -------------------------------    --------------------------------
   107       AMERICAN AIRLINES, INC.            SEAT SHOP - ESR
                                                C/O STORES RECEIVING
                                                9216 NW 112TH STREET
                                                KANSAS CITY, MO 64153

   108       AMERICAN AIRLINES, INC.            ATTN: SEAT SHOP 271-5 TUTJJ
                                                MAINTENANCE & ENGINEERING CENTER
                                                3807 N. MINGO ROAD
                                                TULSA, OK 74116

   109       AMERICAN AIRLINES, INC.            ATTN: FEDEX A300 LINE
                                                TULSA MAINTENANCE BASE
                                                3800 N. MINGO ROAD
                                                TULSA, OK 74116-5020

   110       AMERICAN AIRLINES, INC.            WIDE BODY LOAD CENTER TOOLING
                                                STORES RECEIVING GROUND OPPS CTR
                                                9200 NW 112TH STREET
                                                KANSAS CITY, MO 64153-2003